                                                                   EXHIBIT 10.11

-------------------------------------------------------------------------------


                                     LEASE

                                By and Between


                          PROVIDENT LIFE AND ACCIDENT
                              INSURANCE COMPANY,
                           a Tennessee corporation,
                                   Landlord


                                      and


                                MEGABIOS CORP.,
                           a California corporation,
                                    Tenant



                               December 21, 1993



                                 Pertaining to
                              Premises Located at
                                863 Mitten Road
                            Burlingame, California




-------------------------------------------------------------------------------

                       SUMMARY OF PRINCIPAL LEASE TERMS
                        (Notwithstanding this Summary,
                        the Express Terms of the Lease
                    Shall be Controlling over this Summary)


A.   PARTIES
     -------

     1.  Landlord:           PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY, a
                             Tennessee corporation

     2.  Tenant:             MEGABIOS CORP., a California corporation

B.   BASIC LEASE PROVISIONS
     ----------------------

     1.  Premises:           All of Building A and Portion of Building C at
         ((Sec.)1)           863 Mitten Burlingame, California

     2.  Rental Area:        Twenty four thousand one hundred thirteen (24,113)
         (Initial Estimate)  rentable square feet
         ((Sec.)6(a))

     3.  Initial Term:       Approximately five (5) years
         ((Sec.)3(a))

     4.  Targeted
         Commencement Date:  On or before November 1, 1994
         ((Sec.)3(c))

     5.  Basic Rent (Per
         Rentable Square
         Foot Per Month):    Commencement Date through Month 30   = $0.68557
         ((Sec.)5)           Month 31 through End of Initial Term = $0.76057

     6.  Tenant's Percentage
         Share of Direct
         Expenses:           Fifteen and eighty-three hundredths percent
         ((Sec.)6(a))        (15.83%)

     7.  Base Year for
         Direct Expenses:    1994
         ((Sec.)6(c))

     8.  Option Term:        One five (5) year Option Term
         ((Sec.)3(b))

     9.  Option Term Basic
         Rent:               Commencement of Option Term
                             through Month 30                     =  $0.78557
         (Per Rentable
         Square Foot)        Month 31 through End of Option Term  =  $0.81057
         ((Sec.)3(b))

     10. Space Subject to
         Option to Lease:    All additional space in Building C during
         ((Sec.)1(c))        Initial Term

     11. Semiannual Option
         to Lease
         Consideration:      First Lease Year:     None
         ((Sec.)1(c)(4))     Second Lease Year:    $0.20 Per Rentable Square
                                                   Foot of Option Space
                             Third Lease Year:     $0.40 Per Rentable Square
                                                   Foot of Option Space
                             Fourth Lease Year:    $0.60 Per Rentable Square
                                                   Foot of Option Space
                             Fifth Lease Year:     $0.80 Per Rentable Square
                                                   Foot of Option Space

     12. Space Subject to
         Right of First
         Refusal:           All Space in 863 Mitten (which includes 866 Malcolm)
         ((Sec.)1(d))

     13. Address for Notices:
         ((Sec.)34)

         LANDLORD:           Provident Life and Accident Insurance Company
                             Corporate Properties
                             One Fountain Square
                             Chattanooga, TN 37492
                             Attn: Mr. Robert A. Reno
                             Facsimile No.: (615) 755-1448
                             Telephone No.: (615) 755-3334

          Copy to:           E.S. Merriman & Sons
                             One Post Street, Suite 3200
                             San Francisco, CA 94104
                             Attn: Mr. Dwight L. Merriman, Jr.
                             Facsimile No.: (415) 397-1646
                             Telephone No.: (415) 397-2200

         TENANT:             MEGABIOS Corp.
                             Two Embarcadero Center, Suite 410
                             San Francisco, CA 94111
                             Attn: Mr. William L. Brown, Vice President
                             Facsimile No.: (415) 434-1392
                             Telephone No.: (415) 434-1377

          Copy to:           Heller, Ehrman, White, & McAuliffe
                             333 Bush Street, 30th Floor
                             San Francisco, CA 94104
                             Attn: K. William Neuman, Esq.
                             Facsimile No.: (415) 772-6268
                             Telephone No.: (415) 772-6064

                               TABLE OF CONTENTS


                                                                     Page
                                                                     ----
                                   Premises
1.   (a)  Premises....................................................  1
     (b)  Equipment License...........................................  1
     (c)  Option to Lease Additional Space............................  2
          (1)  Option Notice..........................................  2
          (2)  Leasing of Additional Space............................  3
          (3)  Prerequisite to Exercise of Option.....................  4
          (4)  Option Consideration...................................  4
          (5)  Termination of Options.................................  4
     (d)  Right of First Refusal to Lease.............................  5
          (1)  Offer Notice...........................................  5
          (2)  Exercise of Right......................................  5
          (3)  Lindlord's Contribution................................  6
          (4)  Prerequisite to Exercise of Right......................  7
          (5)  Existing FAA Space.....................................  7

                                    Purpose
2.   Purpose..........................................................  7

                                     Term

3.   Term.............................................................  7
     (a)  Initial Term................................................  7
     (b)  Option to Extend Initial Term...............................  7
     (c)  Commencement Date...........................................  8

                                  Possession
4.   Possession.......................................................  8
     (a)  Delay in Possession.........................................  8
     (b)  Early Possession............................................  9

                                     Rent
5.   Rent............................................................. 10

                                Additional Rent
6.   (a)  Additional Rent............................................. 12
     (b)  Tax Increases and Assessments............................... 13
     (c)  Direct Expense Increases.................................... 13

                                   Security
7.   Security......................................................... 16

                                Uses Prohibited
8.   Uses Prohibited.................................................. 17

                              Compliance with Law
9.   Compliance with Law.............................................. 17

                                  Alterations
10.  Alterations...................................................... 18

                                    Repairs
11.  (a)  Tenant's Repairs............................................ 18
     (b)  Landlord's Repairs.......................................... 19

                                  Abandonment
12.  Abandonment...................................................... 19

                                     Liens
13.  Liens............................................................ 19

                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                     Page
                                                                     ----
                           Assignment and Subletting
14.  Assignment and Subletting........................................ 19

                                Indemnification
15.  Indemnification.................................................. 21

                                   Insurance
16.  (a)  Tenant's Insurance.......................................... 22
          (1)   Liability Insurance................................... 22
          (2)   Tenants Property Insurance............................ 22
          (3)   Worker's Compensation Insurance....................... 23
          (4)   Business Interruption/Extra Expense Insurance......... 23
          (5)   Other Coverage........................................ 23
          (6)   Insurance Criteria.................................... 23
          (7)   Evidence of Coverage.................................. 23
     (b)  Landlord's Insurance........................................ 23
     (c)  Assumption of Risk/Walvers of Subrogation/
          Minimization of Duplication of Insurance
          Coverage/Limitations on Liability and Damages............... 24
          (1)   Purpose............................................... 24
                (i)   Property Insurance.............................. 24
                (ii)  Damage to Business and Loss of Rents............ 25
                (iii) Injury and Death to Individuals................. 25
                (iv)  Limitation of Liability and Damages............. 25
     (d)  Allocation of Insured Risks/Subrogation..................... 26

                                   Utilities
17.  Utilities........................................................ 26

                       Personal Property and Other Taxes
18.  Personal Property and Other Taxes................................ 26

                             Rules and Regulations
19.  Rules and Regulations............................................ 26

                                 Holding Over
20.  Holding Over..................................................... 27

                                 Subordination
21.  Subordination.................................................... 27

                               Entry by Landlord
22.  Entry by Landlord................................................ 28

                           Insolvency or Bankruptcy
23.  Insolvency or Bankruptcy......................................... 28

                                    Default
24.  Default.......................................................... 28

                             Destruction or Damage
25.  Destruction or Damage............................................ 29

                                Eminent Domain
26.  Eminent Domain................................................... 31

                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                     Page
                                                                     ----
                           Clauses, Plats and Riders
27.  Clauses, Plats and Riders........................................ 31

                               Sale by Landlord
28.  Sale by Landlord................................................. 31

                             Estoppel Certificates
29.  Estoppel Certificates............................................ 31

                         Right or Landlord to Perform
30.  Right of Landlord to Perform..................................... 32

                                Attorneys' Fees
31.  Attorneys' Fees.................................................. 32

                             Surrender of Premises
32.  Surrender of Premises............................................ 32

                                    Waiver
33.  Waiver........................................................... 32

                                    Notices
34.  Notices.......................................................... 33

                              Leasehold Mortgage
35.  Leasehold Mortgage............................................... 33
     (a)  Leasehold Mortgage Authorized............................... 33
     (b)  Notice to Landlord.......................................... 34
     (c)  Definitions................................................. 34
          (i)   "Institutional Investor".............................. 34
          (ii)  "Leasehold Mortgage".................................. 34
          (iii) "Leasehold Mortgagee"................................. 34
          (iv)  "Leasehold Mortgage Purchaser"........................ 34
     (d)  Consent of Leasehold Mortgagee Required..................... 35
     (e)  Default Notice.............................................. 35
     (f)  Notice to Leasehold Mortgagee............................... 35
     (g)  Procedure on Default........................................ 36
     (h)  New Lease................................................... 37
     (i)  Casualty Loss............................................... 38
     (j)  Legal Proceedings........................................... 38
     (k)  Security Deposit............................................ 38
     (l)  Erroneous Payments.......................................... 38
     (m)  Sublease Rentals............................................ 39
     (n)  Equipment Mortgages Authorized.............................. 39
     (o)  Notices..................................................... 39
     (p)  Leasehold and Equipment Mortgagee Benefitted................ 40

                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                     Page
                                                                     ----
                      Defined Terms and Marginal Headings
36.  Defined Terms and Marginal Headings.............................. 40

                            Time and Applicable Law
37.  Time and Applicable Law.......................................... 40

                                  Successors
38.  Successors....................................................... 40

                               Entire Agreement
39.  Entire Agreement................................................. 40

                                  Late Charge
40.  Late Charge...................................................... 40

                               No Discrimination
41.  No Discrimination................................................ 40

                             Additional Provisions
42.  Additional Provisions............................................ 41

                                Existing Tenant
43.  Existing Tenant.................................................. 41

                                Landlord's Work
44.  Landlord's Work.................................................. 43

                              Tenant Improvements
45.  (a)  Tenant Improvement Plans.................................... 45
          (1)  Tenant's Designer...................................... 45
          (2)  Space Plans............................................ 45
          (3)  Engineering Plans...................................... 45
          (4)  Construction Documents................................. 45
     (b)  Permits and Approvals....................................... 46
     (c)  Seismic Upgrade............................................. 47
     (d)  Construction................................................ 48
     (e)  Tenant Construction Allowance............................... 49
          (1)  Basic Allowance........................................ 49
          (2)  Tenant Improvement Account............................. 49
     (f)  Change Orders............................................... 50
     (g)  Construction Materials...................................... 51
     (h)  Prompt Construction/General Responsibility for Costs........ 51
     (i)  Reasonable Diligence........................................ 51

                       Construction-Related Definitions
46.  Construction-Related Definitions................................. 51

                              Hazardous Materials
47.  Hazardous Materials.............................................. 52

                                    Parking
48.  Parking.......................................................... 55

                                     Signs
49.  Signs............................................................ 56


                                                                     Page
                                                                     ----
                                  Broker
50.  Broker........................................................... 56

                    Other Documents; Cooperation of Parties
51.  Other Documents; Cooperation of Parties.......................... 56

                                 Counterparts
52.  Counterparts..................................................... 56

                                   Recording
53.  Recording........................................................ 56

                                 Authorization
54.  Authorization.................................................... 56

                                 Separability
55.  Separability..................................................... 57

                           Covenants and Conditions
56.  Covenants and Conditions......................................... 57

                                Quiet Enjoyment
57.  Quiet Enjoyment.................................................. 57

                              Cumulative Remedies
58.  Cumulative Remedies.............................................. 57

                         Reasonable Approval Standard
59.  Reasonable Approval Standard..................................... 57


                                   EXHIBITS
Exhibit A.     Site Plan.............................................. 59
               Exhibit A-1.  Equipment Area........................... 63
               Exhibit A-2.  Reserved Parking - Existing Tenant
                             Vacated.................................. 61
               Exhibit A-3.  Reserved Parking - Existing Tenant
                             Remains.................................. 62
               Exhibit A-4.  Approved Signage Locations............... 63

Exhibit B.     Commencement Date Memorandum........................... 64

Exhibit C.     Direct Expenses........................................ 65

Exhibit D.     Rules and Regulations.................................. 66

                                     LEASE


Parties This Lease is made as of the 21st day of December, 1993, between PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY, a Tennessee corporation, as "Landlord," and MEGABIOS CORP., a California corporation, as "Tenant."

                                  WITNESSETH:

Premises       1. (a)  Premises.  Landlord hereby leases to Tenant and Tenant
                       --------
               hereby hires from Landlord those certain premises ("Premises")
               shown as the shaded portions of the site plan attached as Exhibit
                                                                         -------
               A (the "Site Plan"), which Premises consist of: (i) subject to
               -
               the provisions of paragraph 43, all of the rentable space within Building A as shown on the Site Plan commonly known by the street address of 863 Mitten Road, Burlingame, California ("Building
               A"); and (ii) a portion of the rentable space within the adjacent
               Building C as shown on the Site Plan commonly known by the street address of 863 Mitten Road, Burlingame, California ("Building
               C"), with the aggregate space being rented in Building A and Building C being approximately 24,113 rentable square feet.
               Building A and Building C are collectively referred to in this Lease as the "Building." The Building is part of two connected buildings containing a total of approximately 94,274 rentable square feet of space commonly known as 863 Mitten Road and 866
               Malcolm Road, Burlingame, California (collectively "863 Mitten").
               863 Mitten, the four (4) other buildings shown on the Site Plan, the real property on which 863 Mitten and those other buildings are located ("Property"), and all other improvements and common areas located on the Property, are collectively referred to herein as the "Project."

               The parties agree that the rentable area of the Premises set forth above are their best estimates as of the date of this Lease, and that the rentable area of the Premises, and the rent (as defined in paragraph 5(b)) and all other amounts calculated by reference to rentable area shall be recalculated as provided in paragraph 5(e) upon completion of the Tenant Improvements (as defined in paragraph 45) or any other change to the Premises.

               l. (b) Equipment License.  In addition, Tenant shall have a
                      -----------------
               license (i) to use a portion of the Property, which portion shall be adjacent to the Premises on the east side of the Building, shall be approximately 800 gross square feet of space including two (2) adjacent parking stalls and the existing landscaped area shown on Exhibit A-l (the "Equipment Area"), (ii) to use and
                        -----------
               erect (as part of the First Phase (as defined in paragraph 45(h)) an outdoor platform on the roof of 863 Mitten on which to install mechanical equipment (the "Roof Platform"), which Roof Platform shall not exceed 600 square feet in size and the location of such platform, which must be over the Premises, shall be designed by Tenant and shall be subject to Landlord's approval as part of Landlord's approval of Tenant's Space Plans (as defined in paragraph 45(a)(2)) and Construction Documents (as defined in paragraph 45(a)(4)), each for the purpose of installing, maintaining and operating thereon certain mechanical equipment necessary for Tenant's use of the Premises, on the following terms and conditions:

                  (1) Tenant shall deliver notice to Landlord requesting
               Landlord's consent to the installation of such equipment. Tenant's notice shall describe: the equipment to be installed; Tenant's proposed location for the equipment; whether or not the equipment emits noise, vibrations, fumes, pollutants, contaminants or other substances; any applicable laws regarding Hazardous Materials (as defined in paragraph 47), permits, licenses, consents or approvals applicable to the installation, operation, use, maintenance or removal of the equipment; and Tenant's proposal to screen view of the equipment and to minimize any noise, vibrations, fumes, pollutants, contaminants or other substances emitted from the equipment. Tenant shall also provide any other information reasonably requested by Landlord.

                  (2) Landlord shall not unreasonably withhold its consent to
               Tenant's request; provided, however, Landlord shall not be required to consent to the installation, use or operation of any storage tanks, drums, barrels, wells, clarifiers or other containers to be installed below the surface of the ground, but Landlord shall not unreasonably withhold its consent to any in-ground sumps or pits or above-ground storage tanks provided that Tenant shall be obligated to comply with all applicable Hazardous Materials laws and to remove the same upon expiration or termination of the Lease Term (as defined in paragraph 3(b)). In addition, Landlord may condition its consent on Tenant's compliance with any reasonable requirements of Landlord including, without limitation, changes to Tenant's proposal outlined in its notice to Landlord as Landlord may reasonably require.

                  (3) If Landlord consents to Tenant's request, Tenant shall install, use, operate, maintain and remove the equipment in compliance with all applicable laws and any conditions imposed by Landlord in granting its consent. Notwithstanding any provision to the contrary in this Lease, Tenant's license pursuant to this paragraph 1(b) shall be personal to Tenant, and may not be assigned, sublet or transferred to any other person or entity except in conjunction with any assignment of this Lease or subletting of all or a portion of the Premises.

                  (4) Upon the expiration or earlier termination of this Lease, the license granted under this paragraph 1(b) shall automatically terminate.

               1. (c) Option to Lease Additional Space.  Subject to the terms
                      --------------------------------
               and conditions of this paragraph 1(c), Tenant shall have the following option to lease additional space in Building C during the Initial Term (as defined in paragraph 3(a)):

                  (1) Option Notice.  If Tenant desires to lease additional
                      -------------
               space in Building C during the Initial Term of this Lease pursuant to this paragraph 1(c), Tenant shall provide Landlord with written notice thereof ("Option Notice") no less than (30) days before Tenant desires to have such additional space delivered to Tenant, which notice shall identify the Increment (as defined below) that Tenant desires to lease and the Additional Space Delivery Date (as defined below). An "Increment" of space is a separately demised and discrete unit of space consisting of at least 1,000 contiguous rentable square feet within Building C, accessible to a corridor or adjacent to the Premises and capable of being leased as a unit in compliance with all applicable laws, rectangular in shape, which does not include a disproportionate amount of space on either the east or south walls of the space subject to Tenant's option, and which, if Tenant's option as to any remaining space in Building C terminates, would result in such remaining space being reasonably suitable to lease to other tenants, including reasonable access to the existing bathrooms in Building C; provided that the exact size and location of which, within the aforementioned parameters, shall be in Tenant's reasonable discretion. In addition, no Increment shall include the existing bathrooms in Building C, unless Tenant will then be leasing all of Building C. The Option Notice shall include (a) the date on which Tenant desires that Landlord deliver to Tenant the Increment for Tenant's exclusive use and occupancy for the purpose of commencement by Tenant of tenant improvements (the "Additional Space Delivery Date"), which date shall be no less than thirty (30) days after the date of delivery of Tenant's notice; and (b) a computation of rentable square feet within such space (which shall be equal to the actual usable floor area thereof multiplied by the load factor to be used by Landlord pursuant to the provisions of paragraph 5(e) ("Adjusted Load Factor").

                  (2) Leasing of Additional Space.  If Tenant duly exercises
                      ---------------------------
               an option to lease additional space, Landlord shall deliver possession of the Increment to Tenant on the date specified in the Option Notice for that Increment. On the date of delivery of that Increment to Tenant for Tenant's exclusive use and occupancy that Increment shall become subject to this Lease and shall be leased to Tenant upon the same terms and conditions as set forth herein for the then-remaining portion of the Initial Term, except that each Increment shall be delivered by Landlord to Tenant in its present "as-is" condition and, except as set forth below, Landlord shall have no obligation to perform or to pay for any alterations or improvements therein to prepare the same for Tenant's occupancy. Notwithstanding the foregoing: (a) Landlord shall be responsible for removing, at its sole cost and expense, any Hazardous Materials present or used in or on the floor, walls, ceiling or other items in the interior area of that Increment before Landlord delivers possession thereof to Tenant, with any such removal to be performed in compliance with all applicable Hazardous Materials laws; (b) Landlord shall pay to Tenant a tenant improvement allowance (an "Increment Allowance") of ten dollars ($10.00) per rentable square foot of the Increment multiplied by a fraction, the numerator of which is the number of days remaining in the Initial Term as of the date Tenant will begin rent for the Increment, and the denominator of which is the number of days in the Initial Term; and (c) Landlord may perform any seismic work or any other work necessary to cause any Increment to comply with any applicable laws, ordinances or codes. Landlord will make payments to Tenant from the Increment Allowance only in progress payments not more frequently than once per month, and shall only make payments equal to the amount Tenant has theretofore accrued as an obligation to Contractor or subcontractors, and only after receipt by Landlord of conditional mechanics' lien releases (which mechanics' lien releases shall, at Landlord's option, be executed by subcontractors, labor suppliers and materialmen, as reasonably determined by Landlord, in addition to Contractor). Landlord may withhold the last fifteen percent (15%) of the Increment Allowance until the lien-free expiration of the time for the filing of any mechanics' liens claimed or which might be filed on account of any work ordered by Tenant or Contractor or any subcontractor of Tenant, or if any liens are filed, the subsequent receipt of unconditional lien releases executed by all applicable contractors (and as reasonably required by Landlord, from any laborers, mechanics, materialmen, suppliers and design professionals) who performed tenant improvement work for the Increment leased pursuant to Tenant's exercise of that particular option. Tenant may use an Increment Allowance only for the particular Increment leased pursuant to Tenant's exercise of that particular option or for associated improvements or alterations to the immediately adjoining space leased by Tenant which reasonably relate to integrating the Increment with the adjoining space.

               The commencement date of the rental obligations as to any Increment shall begin upon the earlier of (i) the substantial completion of the tenant's alterations and improvements associated with such Increment (including any alterations or improvements to the adjoining space which reasonably relate to integrating the Increment with the immediately adjoining space) as certified to Landlord by Tenant's architect, or, if applicable, the date all such alterations or improvements would have been substantially complete but for Tenant Delay (as defined in paragraph 46(b)), (ii) Tenant's occupancy of the Increment for the conducting of business therein or (iii) one hundred twenty
               (120) days after the Additional Space Delivery Date.

                  (3) Prerequisite to Exercise of Option.  Notwithstanding
                      ----------------------------------
               anything in this paragraph 1(c) to the contrary, if at the time of Tenant's exercise of its option to lease any additional space, Tenant is in default under this Lease (beyond any applicable cure period), Tenant shall have no right at that time to lease such additional space and Tenant's attempt to exercise the option to lease such additional space shall be null and void.

                  (4) Option Consideration.  As consideration for Tenant's
                      --------------------
               options to lease additional space pursuant to this paragraph 1(c), Tenant shall pay to Landlord, on the first day of the thirteenth full calendar month of the Initial Term and on each day which is six (6) months thereafter, without prior demand, offset or deduction, the following amounts:

                      A. During the twelve (12) month period commencing on the
               first day of the thirteenth full calendar month of the Initial Term, Tenant shall pay to Landlord twenty cents ($0.20) per rentable square foot of additional space in Building C per month;

                      B. During the twelve (12) month period commencing on the
               first day of the twenty-fifth full calendar month of the Initial Term, Tenant shall pay to Landlord forty cents ($0.40) per rentable square foot of additional space in Building C per month;

                      C. During the twelve (12) month period commencing on the
               first day of the thirty-seventh full calendar month of the Initial Term, Tenant shall pay to Landlord sixty cents ($0.60) per rentable square foot of additional space in Building C per month; and

                      D. During the twelve (12) month period commencing on the
               first day of the forty-ninth full calendar month of the Initial Term, Tenant shall pay to Landlord eighty cents ($0.80) per rentable square foot of additional space in Building C per month.

               Landlord shall be entitled to retain all option consideration paid by Tenant, which shall be non-refundable to Tenant under all circumstances, and which shall not be applicable to any other rent payable under this Lease, except as expressly provided in paragraph 1(c) (5).

                  (5) Termination of Options.  If Tenant fails to pay any
                      ----------------------
               option consideration pursuant to paragraph 1(c) (4) within five
               (5) business days after written notice from Landlord that such consideration is due, all of Tenant's options to lease additional space pursuant to this paragraph 1(c) shall automatically terminate and be of no further force (and Tenant shall in such event of termination of the options to lease, be relieved of any obligation to make any further payments of option consideration regardless of their scheduled payment date). However, Tenant may at any time terminate its option as to any or all of the additional space then subject to Tenant's option by delivering written notice to Landlord identifying the additional space as to which the option is terminated, in which event the option consideration shall be reduced to an amount equal to the applicable rate set forth in paragraph 1(c)(4) multiplied by the remaining rentable square feet of additional space which duly remains subject to Tenant's option. If any lease of additional space commences within the six-month period following any scheduled date of payment of option consideration for that space (and Tenant paid that option consideration for that space), Tenant shall be entitled to a pro rata credit against the rent for such additional space equal in amount to (i) the option consideration paid for that six-month period allocable to the additional space as to which the lease is so commencing multiplied by (ii) the percentage of the six-month option period which will remain after the commencement date of the lease as to such additional space. In all events, Tenant's option to lease additional space shall automatically terminate on the last day of the Initial Term. Tenant shall pay the applicable option consideration until the earlier of (i) the date Tenant gives notice of exercise of an option as to an Increment pursuant to this paragraph 1(c), (ii) the date Landlord receives Tenant's notice terminating its option to lease any or all of the additional space pursuant to this paragraph 1(c), or (iii) the termination of Tenant's options to lease due to its failure to pay any option consideration within the five business day notice period provided above. Notwithstanding the occurrence of an event described in clauses
(i) or (ii) above as to only a portion of the available space, Tenant shall continue to pay applicable option consideration with respect to all remaining available space.

l.  (d)   Right of First Refusal to Lease.  Subject to the terms and conditions
          -------------------------------
of this paragraph 1(d), Tenant shall have the following right of first refusal to lease additional space in 863 Mitten (other than the additional space in Building C during any period that such additional space instead remains subject to the option to lease pursuant to paragraph 1(c) above) during the Lease Term:

    (1)   Offer Notice.  Within ten (10) days after Landlord receives a bona
          ------------
fide, arm's length, written offer to lease any such space from a third party which Landlord would accept, Landlord shall deliver to Tenant written notice ("Offer Notice") of the material terms of that offer. Tenant shall exercise its right of first refusal to lease that additional space, if at all, by complying with the provisions of paragraph l(d)(2).

    (2)   Exercise of Right.  Tenant shall exercise its right of first refusal
          -----------------
to lease all (but not less than all) of the space identified in the Offer Notice on the terms set forth therein by delivering to Landlord written notice within five (5) business days after that Offer Notice has been delivered by Landlord to Tenant. If Tenant does not give to Landlord Tenant's written notice unconditionally accepting to lease the space identified, and on the terms set forth, in the Offer Notice within the 5-business day period, Tenant shall be conclusively deemed to have rejected that Offer Notice, and Landlord shall thereupon be free to lease that space to any third party on the same terms set forth in that Offer Notice or on such other terms as Landlord and any third party may in good faith negotiations agree, provided (i) such other terms are not materially more favorable to such third party than the terms offered to Tenant and (ii) Landlord enters into such a lease of that additional space within one hundred twenty (120) days after that Offer Notice is delivered to Tenant. If Tenant unconditionally accepts the Offer Notice, then Tenant shall sign and deliver to Landlord a new lease covering the additional space substantially in the form of this Lease but reflecting the economic terms of the Offer Notice (except as expressly modified by this paragraph 1(d)) within ten (10) business days after Tenant receives that new lease from Landlord.

    (3)   Landlord's Contribution.  If Tenant duly exercises a right of first
          -----------------------
refusal to lease additional space and the initial lease term for such space is five (5) years or longer, Landlord shall contribute an amount equal to ten dollars ($10.00) per rentable square foot of such additional space for Tenant's alterations and improvements to such space (and for any associated alterations or improvements to any adjoining space leased by Tenant which reasonably relate to integrating the additional space with the adjoining space). If Tenant duly exercises a right of first refusal to lease additional space and the initial lease term for such space is less than five (5) years, Landlord's contribution shall be an amount equal to ten dollars ($10.00) per rentable square foot of such additional space multiplied by a fraction, the numerator of which is the initial lease term for such space, and the denominator of which is five (5) years. Notwithstanding the foregoing, if an Offer Notice provides for a tenant improvement allowance exceeding, or tenant improvements by Landlord the cost of which exceed, ten dollars ($10.00) per rentable square foot, then Landlord's contribution (the "Additional Allowance") with respect to the additional space leased pursuant to that Offer Notice shall be calculated at the rate set forth in that Offer Notice. Landlord will make payments to Tenant from the Additional Allowance only in progress payments not more frequently than once per month, and shall only make payments equal to the amount Tenant has theretofore accrued as an obligation to Contractor or subcontractors, and only after receipt by Landlord of conditional mechanics' lien releases (which mechanics' lien releases shall, at Landlord's option, be executed by subcontractors, labor suppliers and materialmen, as reasonably determined by Landlord, in addition to Contractor). Landlord may withhold the last fifteen percent (15%) of the Additional Allowance until the lien-free expiration of the time for the filing of any mechanics' liens claimed or which might be filed on account of any work ordered by Tenant or Contractor or any subcontractor of Tenant, or if any liens are filed, the subsequent receipt of unconditional lien releases executed by all applicable contractors (and as reasonably required by Landlord, from any laborers, mechanics, materialmen, suppliers and design professionals) who performed tenant improvement work for the additional space leased pursuant to Tenant's exercise of that particular option. Tenant may use the Additional Allowance only for the particular additional space leased pursuant to Tenant's exercise of that particular right of first refusal or for associated improvements or alterations to the immediately adjoining space.

The commencement date of the rental obligations as to any additional space shall begin upon the earlier of (i) the substantial completion of the tenant's alterations and improvements associated with such additional space (including any alterations or improvements to the adjoining space which reasonably relate to integrating the additional space with the immediately adjoining space) as certified to Landlord by Tenant's architect or, if applicable, the date all such alterations or improvements would have been substantially complete but for Tenant Delay, (ii) Tenant's occupancy of the additional space for the conducting of business therein, or (iii) one hundred twenty (120) days after the delivery of the exclusive use and occupancy of the additional space to Tenant for the purpose of commencement by Tenant of its alterations and improvements (or such longer period of time as may be provided for in the Offer Notice); provided that the commencement date as so established hereinabove shall not deny Tenant the right to any post-tenant occupancy free rent period provided for in the Offer Notice. Landlord shall be responsible for removing, at its sole cost and expense, any Hazardous Materials present or used in or on the floor, walls, ceiling or other items in the interior area of such additional space before Landlord delivers possession thereof to Tenant, with any such removal to be performed in compliance with all applicable Hazardous Materials laws.

               (4)   Prerequisite to Exercise of Right.  Notwithstanding
                     ---------------------------------
          anything in this paragraph 1(c) to the contrary, if at the time of Tenant's exercise of its right of first refusal to lease any additional space, Tenant is in default under this Lease (beyond any applicable cure period), Tenant's attempt to exercise the right of first refusal to lease such additional space shall be null and void, and in any such case Landlord shall have the right at that time to lease such additional space to a third party for a term of Landlord's sole discretion.

               (5)   Existing FAA Space.  The Federal Aviation Administration
                     ------------------
          ("FAA") currently leases approximately 8,000 square feet of usable space in the northern portion of 863 Mitten commonly referred to as "Building B" (the "FAA Space") pursuant to a lease which expires August 31, 1996, and which by its terms does not provide for any renewal option (the "FAA Lease"). Landlord, if it should desire to renew the FAA Lease, may on or prior to August 31, 1996 by written notification to Tenant of the same, renew or extend the term of the FAA Lease for a term not to exceed one (1) year (through August 31, 1997), without Tenant having any right of first refusal as to the same. Any renewal for a longer term or for additional space shall be subject to Tenant's right of first refusal as provided in paragraph 1(d) above (excluding this paragraph l(d)(5)). If Tenant exercises any right of first refusal to lease the FAA Space, Landlord may allow the FAA nevertheless to continue to lease and stay in the FAA Space until Tenant is ready to commence construction therein.

          1.  (e)   Said letting and hiring is upon and subject to the terms,
          covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

Purpose 2. The Premises shall be used for a laboratory and offices, and storage and related uses incident thereto, including animal facilities, and for no other use or purpose without the prior written consent of Landlord.

Term      3. (a) Initial Term.  The initial term of this Lease shall be for
                 ------------
          approximately five (5) years, commencing on the Commencement Date (as defined in paragraph 3(c)) and ending on the last day of the sixtieth
          (60th) full calendar month following the Commencement Date (the "Initial Term").

          3. (b) Option to Extend Initial Term.  Provided that Tenant is not
                 -----------------------------
          in default of any of the provisions of this Lease, at the time of the exercise of the option to extend set forth in this paragraph 3(b), Tenant may elect to extend tne Initial Term for one (1) additional five (5) year period ("Option Term") by delivering to Landlord at least one hundred eighty (180) days, but not more than three hundred sixty-five (365) days, before the end of the Initial Term a written notice of that election ("Extension Notice"). Landlord's failure to so receive an Extension Notice shall be deemed Tenant's election not to extend the Initial Term, and Tenant shall thereafter have no further right to extend the Initial Term. If Tenant duly delivers its Extension Notice, the term of this Lease shall thereupon be extended in accordance with Tenant's election, and the Option Term shall begin on the day immediately following the last day of the Initial Term. The Option Term shall be subject to all the terms and conditions of this Lease, except that: (i) the Basic Rent for the first thirty (30) months of the Option Term shall be increased to seventy-eight and 557/1000 cents ($0.78557) per rentable square foot of the Premises; (ii) the Basic Rent for the last thirty (30) months of the Option Term shall be increased to eighty-one and 57/1000 cents ($0.81057) per rentable square foot of the Premises; and (iii) after Tenant exercises its Option Term, Tenant shall have no further right to extend the Lease Term (as defined below).

              The Initial Term and the Option Term are collectively referred to herein as the "Lease Term."

              3. (c)  Commencement Date.  The Initial Term shall commence on the
                      -----------------
              earlier of the following two dates to occur ("Commencement Date"):
              (i) November 1, 1994; or (ii) one (1) month after the date of substantial completion of the Tenant Improvements and issuance of a certificate of occupancy as to the Premises (during which one month period Tenant may occupy the Premises for the conducting of its business upon otherwise complying with the insurance requirements of this Lease without incurring any obligation to pay Basic Rent or additional rent other than any utilities consumed by Tenant during such period). For purposes of this Lease, the Tenant Improvements (or any other construction work hereunder) shall be deemed to have been substantially completed as of the date on which Tenant's architect or engineer issues a certificate to Landlord and Tenant stating that the Tenant Improvements (or such other construction work) have been completed in accordance with the Final Tenant Plans (or such other applicable plans) or, if applicable, the date the Tenant Improvements (or such other construction work) would have been substantially complete but for Tenant Delay. The outside calendar date provided for the Commencement Date of the Initial Term (or for the commencement of rental obligations with respect to any additional space pursuant to paragraphs 1(c) or 1(d) hereof), shall be extended for any delays in the construction of the applicable tenant's alterations and improvements caused by any Landlord Delay (as defined in paragraph 46(c)). Upon determination of the actual Commencement Date, the parties shall sign a commencement date memorandum in the form attached hereto as Exhibit B, which shall become a part of
                                      ---------
              this Lease. However, Tenant's failure to execute the commencement date memorandum shall not affect the actual Commencement Date or expiration date of this Lease. If the Commencement Date occurs on the first day of a calendar month, then the Initial Term shall be five (5) years. If the Commencement Date occurs on any day other than the first day of a calendar month, then the Initial Term shall be the period from the Commencement Date to the first day of the first full calendar month thereafter, plus the following sixty
              (60) full calendar months.

Possession    4. (a) Delay in Possession.  If Landlord for any reason
                     -------------------
              whatsoever, cannot deliver possession of the Premises, any

Increment or any additional space leased pursuant to paragraph 1(d) to Tenant at the commencement of the applicable term, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event there shall be a proportionate reduction of rent covering the period between the commencement of the said term and the time when Landlord can deliver possession. If possession of the Premises, any Increment or any additional space leased pursuant to paragraph 1(d) is not delivered to Tenant within six months from the scheduled commencement date, this Lease shall, at the option of Tenant exercised by delivering notice to Landlord, terminate as to that space. Landlord's failure to receive Tenant's termination notice within ten (10) days after the last day of that 6-month period shall be conclusively deemed Tenant's election not to terminate this Lease, and this Lease shall remain in full force. No delay in delivery of possession shall operate to extend the Lease Term.

4.  (b) Early Possession.  Before the Commencement Date, Tenant shall be
        ----------------
entitled to enter the Premises for the purposes of performing the Tenant Improvements and any other work on the Premises which Tenant desires to perform and which is in conformity with all the provisions of this Lease, provided that:
(i) Tenant's entry on and early possession of the Premises shall be conducted in a manner so as not to materially interfere with Landlord's Work; (ii)
Tenant delivers to Landlord before entering on the Premises evidence of liability insurance coverage required under this Lease; (iii) Tenant at all times during Tenant's early possession keeps the Premises free of all mechanic's, materialmen's and design professionals' liens arising from the work being performed by Tenant and otherwise complies with the provisions of paragraph 13; (iv) Tenant's early possession hereunder shall be subject to and governed generally by all the applicable terms and conditions of this Lease, but Tenant shall not be obligated to pay any Basic Rent or additional rent (with the exception that Tenant or its contractors shall pay as additional rent the reasonably allocable cost of any utilities used by Tenant in the Premises in constructing the Tenant Improvements); and (v) in no event shall Tenant be permitted to enter the Existing Premises (as defined in paragraph 43(a)) until Existing Tenant (as defined in paragraph 43(a)) has vacated the Existing Premises or granted its consent for such entry, with the exception that to the extent permitted under the Existing Lease and applicable law, Tenant shall be entitled to enter the Existing Premises to perform Tenant's responsibilities as to the Seismic Work as provided in paragraph 45(c). Tenant's entering the Premises is subject to prior compliance, at Tenant's sole expense (except as may be otherwise expressly provided in this Lease), with all applicable laws relating to Tenant's possession. However, under no circumstances shall the provisions of this paragraph 4(b) permit Tenant to conduct business from all or any part of the Premises. The consumption of electricity during any period of construction activity by Tenant shall, if economically practicable, be determined by separate metering and if not practicable, shall be estimated based upon any increase in consumption of electricity during the period of any construction over the average monthly consumption in such metered area during the prior twelve month period (adjusted, however, for any increase or decrease in tenant occupancy of such metered area). Tenant's contractors and subcontractors shall be entitled during any period the option to lease additional space (as provided in paragraph 1(c)) remains in effect, to occupy any portion of Building C which is then subject to such option to lease (excluding the Existing Space as defined in paragraph 43 during any period it is occupied by the Existing Tenant) for the purpose or planning or supervising any construction activities or for the storage of tools, materials or equipment associated with any such construction. In such event, such contractors or subcontractors shall, or Tenant shall cause such contractors or subcontractors to (i) keep the bathrooms in Building C in a reasonable state of cleanliness in light of any use by such contractors, subcontractors and their respective employees, and (ii) when the construction activities are completed, or on any earlier date that this Lease may terminate, vacate the space, leave the space in broom clean condition, and repair any damage that may have been caused to the space by any activities therein by any such contractors or subcontractors. Tenant shall cause any such space so occupied to be surrendered to Landlord in the condition required herein upon the expiration or termination of the option to lease as to such space. Landlord may, as a condition to allowing any contractor or subcontractor to occupy any such space, require such party to satisfy any reasonable requirements as to liability insurance and to enter into an indemnity agreement as to such party's activities on the Project in form reasonably acceptable to Landlord.

Rent 5. (a) On or before the first day of each calendar month during the Lease Term Tenant shall pay to Landlord, as minimum monthly rent for the Premises, the sum of $16,531.15 ("Basic Rent"). The Basic Rent for any partial month shall be prorated at the rate of 1/30 of the Basic Rent per day. Basic Rent shall be paid by Tenant to Landlord, in advance, without prior demand, deduction or offset, in lawful money of the United States of America to E.S. Merriman & Sons, One Post Street, Suite 3200, San Francisco, CA 94014, Attn: Accounting Department, or to such other person or at such other place as Landlord may from time to time designate in writing.

         5. (b) All charges and other amounts of any kind payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent. Landlord shall have the same remedies for default in the payment of additional rent as for default in the payment of Basic Rent. Basic Rent and additional rent are collectively sometimes hereinafter referred to as "rent."

         5. (c) All rent payable by Tenant to Landlord hereunder, if not received by Landlord when due, shall bear interest from the due date until paid at the publicly announced prime rate or reference rate charged on such due date by the San Francisco Main Office of Bank of America, NT & SA (or any successor bank) for short term, unsecured loans to its most creditworthy borrowers, plus one percent (1%) per annum, but in no event shall such interest exceed the maximum rate permitted by law. Landlord's acceptance of any interest payments shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease or by law.

         5. (d) The parties agree that the Basic Rent set forth above is their best estimate as of the date of this Lease. That estimate is based on:
         (i) the estimated rentable area of the Premises set forth in paragraph l; and (ii) an agreed initial monthly Basic Rent rate of sixty-eight and 557/1000 cents ($0.68557) per rentable square foot. The rentable area of the Premises, the rent and all other sums calculated based upon the rentable area under this Lease shall be recalculated as provided in paragraph 5(e) upon substantial completion of the Tenant Improvements. (For informational purposes only, such rental rate equates to $0.525 per rentable square foot base rate plus $0.16057 per rentable square foot for budgeted Direct Expenses (as defined in paragraph 6(c), which rental rate shall not be adjusted for any changes in such budget or for any variances from the actual Direct Expenses for the Base Year).

5. (e) Promptly following the date Landlord approves the Construction Documents (as defined in paragraph 45(a)(4)), Landlord's architect shall calculate the rentable area of the Premises (which, assuming the Existing Tenant is relocated, would include all the usable area of Building A, and a portion of the usable area of Building C, each as increased by the Adjusted Load Factor) based upon the Building Owners and Managers Association International standard method of floor measurement for office buildings except as modified herein, which calculation shall be binding upon the parties absent demonstrated error in the calculations. The Adjusted Load Factor shall not include as common areas (but rather treat as usable areas) any portion of the common area washrooms, washroom alcoves, telephone rooms, roof access points or any other "common areas" in the Building which are located outside of the boundaries of the Premises and which are by design, by practical useability or as a result of their being a duplication of facilities already located within and included as part of the usable square footage of the Premises (and provided Tenant does not in fact make any material use of those facilities), more appropriately considered as principally available to or supporting other tenants, or prospective tenants, in the Building. The Adjusted Load Factor shall be calculated in accordance with the following example:

    (i) if the total rentable area in the Building is, as it is presently understood to be, 71,193 square feet, of which the total usable area of space rented or rentable to tenants in the Building as presently constructed equals 64,538 square feet, and the total common areas in the Building as presently constructed equals 6,655 square feet; and

    (ii) if of the 6,655 square feet of common areas as presently constructed,
(a) 1,806 square feet (relating to the existing bathrooms, bathroom alcoves, telephone rooms and roof access points in Building A) will upon the Commencement Date become a part of the usable square footage of the Premises (the "Eliminated Common Areas"), (b) 3,327 square feet currently constitute washrooms, washroom alcoves, telephone rooms, roof access points and other common areas in the Building which are duplicative of such facilities located in the usable square footage area of the Premises and which support principally other tenants or prospective tenants of the Building (the "Other Tenant Common Areas"), and (c) the remaining 1,522 square feet of common areas are for the benefit of all present or prospective tenants of the Building (the "Remaining Common Areas"); and

    (iii) if the usable area of the Premises upon the Commencement Date is 23,599 square feet (including Eliminated Common Areas); then

    (iv) the "Adjusted Usable Area" of the Building in this example would be 69,671 square feet, calculated by deducting the Remaining Common Areas (1,522 square feet) from the total Rentable Area of the Building (71,193 square feet); and the "Adjusted Load Factor" shall equal 2.18%, calculated by dividing the Remaining Common Areas (1,522 square feet) by the Adjusted Usable Area of the Building (69,671 square feet); and the rentable area of the Premises shall equal 24,113 square feet, calculated by adding the sum of (A) the usable area of the Premises (23,599 square feet), and (B) the usable area of the

              Premises (23,599 square feet) multiplied by the Adjusted Load Factor (2.18%).

              Upon substantial completion of the Tenant Improvements, and at any other time as may be necessary, if the as-built plans disclose a different rentable area of the Premises, or if the rentable area of the Premises, the Building, 863 Mitten or the Project changes for any reason, then Landlord shall deliver to Tenant the certification of Landlord's architect of such determination, which determination shall be binding upon the parties absent demonstrated error in the calculations. The certification of Landlord's architect is to be addressed jointly to Landlord and to Tenant certifying the rentable square footage of the Premises and the manner of calculation of the same, which certificate is to include the respective square footages for and manner of calculation of the usable area of the Premises, the useable area of all leasable space in the Building, the resulting Adjusted Usable Area of the Building, the square footage area of the Other Tenant Common Areas and the Remaining Common Areas, the rentable area of the Building in its entirety and the Adjusted Load Factor. If any recalculations will affect the sharing of any Direct Expenses of the Project, such certificate shall clearly identify the basis for the recalculation of the same. Within thirty (30) days after any recalculation of the rentable area of the Premises, the Building, 863 Mitten or the Project, Tenant shall pay to Landlord all sums due under this Lease for the period from when the basis for the recalculation was effective to the date of such recalculation. If Tenant has overpaid rent, Landlord shall credit the amount of such overpayment against the next installments of Basic Rent becoming due under this Lease.

              5. (f) Commencing on the first day of the thirty-first (31st) full calendar month of the Initial Term, the monthly Basic Rent shall be increased (by $0.075 per rentable square foot) to an amount equal to the product of the rentable area of the Premises multiplied by seventy-six and 57/1000 cents ($0.76057).

Additional
Rent          6. (a)  Additional Rent.  In addition to the Basic Rent provided
                      ---------------
              for in paragraph 5, Tenant shall pay to Landlord the sums set forth in this paragraph 6. Tenant's percentage share of permitted expenses applicable to the entire Project shall be calculated from time to time by dividing the number of square feet of rentable area in the Premises by the number of square feet of rentable area in the Project (the "percentage share"). In the event the rentable area of the Premises, the Building, 863 Mitten or the Project is changed, the Tenant's percentage share shall be appropriately adjusted. Rentable area of the Project and any building shall be based upon the Building Owners and Managers Association
              International standard method of floor measurement for office buildings, and rentable area of the Premises (or of any Increment of additional space leased pursuant to paragraph 1(c) or any right of first refusal space leased pursuant to paragraph 1(d)) shall be calculated in the manner provided in paragraph 5(e) hereof.
              Landlord and Tenant hereby agree that as of the date hereof the rentable area of the Building is 71,193 square feet, the rentable area of 863 Mitten is 94,274 square feet, and the rentable area of the Project is 152,297 square feet, and that based on Tenant's current rough draft of its Space Plans, the usable area of the Premises in the Building will be approximately 23,599 square feet
              (including Eliminated Common Areas), the Adjusted Usable Area of the Building will be 69,671 square feet (including Eliminated
              Common Areas and Other Tenant Common Areas), the Remaining Common
              Areas will be 1,522
square feet, the Adjusted Load Factor in the Building will be 2.18%, the rentable area of the Premises will be 24,113 square feet, and Tenant's percentage share as to the Project will be 15 and 83/l00ths percent (15.83%).

6.  (b) Tax Increases and Assessments.  Subject to the limitations set forth
        -----------------------------
herein, Direct Expenses shall incluade real property taxes and assessments or other fees or charges in the nature of real property taxes or assessments imposed by a governmental agency which may be levied on the Premises, 863 Mitten and the Project, and personal property taxes levied on personal property of Landlord used in the operation of the Project, including any increases therein, either by way of increase in the rate or in the assessed valuation thereof. Real and personal property taxes shall include, without limitation, taxes of every kind and nature levied and assessed in lieu of or in substitution for existing or additional real or personal property taxes on the Project as well as any form of assessment, license, fee, levy or tax imposed by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, or any school, agricultural, lighting, drainage, or other improvement district, as against any legal or equitable interest of Landlord in the Premises or in the Project, or as against Landlord's right to rent or other income therefrom, or as against Landlord's business of leasing the Premises, but expressly excluding any income franchise, state, sales or transfer taxes or any taxes which may arise from the nature or structure of Landlord or any use being made of the Project by Landlord or other tenants, or any increase in taxes or assessments of whatever kind and nature caused by improvements or installations made by any other tenant in the Project (or by Landlord for the benefit of any such other tenant), or as a result of any failure of Landlord to pay any amount when otherwise payable. Any assessments which Landlord may elect to pay in installments, shall be so paid, and only the installments thereof which are paid during and which relate to the Lease Term shall be included as Direct Expenses. Tenant shall during and as it relates to the Lease Term, separately pay one hundred percent (100%) of any increase in taxes or assessments of whatsoever kind and nature (including, without limitation, all personal property taxes) reasonably demonstrated by Landlord to have been assessed solely as a result of any improvements or installations made by or on behalf of Tenant to the Premises at any time during the Lease Term (excepting any Mandatory Seismic Work described in paragraph 45(c)). In the event any taxes or assessments so separately payable by Tenant are charged to or paid or payable by Landlord, Tenant forthwith upon demand therefor, shall reimburse Landlord for all amounts of such taxes or assessments chargeable against Tenant pursuant to this paragraph 6(b) and paid by Landlord.

6.  (c) Direct Expense Increases.  Tenant shall pay to Landlord, at the times
        ------------------------
hereinafter set forth, an amount equal to Tenant's percentage share of any aggregate increase in Direct Expenses for calendar year 1995 and each subsequent calendar year during the Lease Term, reasonably and appropriately paid or incurred by Landlord on account of certain expenses associated with the operation or maintenance of the Project (as further specified herein) above the greater of (i) the aggregate amount of such Direct Expenses paid or incurred by Landlord during the calendar year 1994 or (ii) the aggregate budgeted amount for such Direct Expenses for calendar year 1994 as reflected on Exhibit C. "Direct
                                                            ---------
Expenses" as used herein shall mean only those certain categories of costs of operation and maintenance as are identified on attached Exhibit C without one,
                                                        ---------
two or three
stars (*), which aggregate budgeted amount of Direct Expenses for calendar year 1994 as reflected thereon equals $293,454.

The categories of Direct Expenses listed on Exhibit C shall be limited so as
                                            ---------
not to include any of the following items:

(i) wages, salaries, fees, and fringe benefits paid to administrative or executive personnel or officers or partners of Landlord or its agents unless such persons are employed at competitive rates as independent contractors, and then only to the extent that the labor of such persons are reasonably allocable to the operation or maintenance of the Project;

(ii)    any charge for depreciation and any interest or other financing charge;

(iii) any taxes, other than those permitted as Direct Expenses pursuant to paragraph 6(b) hereof;

(iv) all costs relating to activities for the solicitation, negotiation, execution or enforcement of present or prospective leases of space in the Project (except enforcement of this Lease against Tenant);

(v) all costs for which Tenant or any other tenant in the Project is being or may be directly charged other than pursuant to a sharing in Direct Expenses;

(vi) the costs of any alterations, additions, changes, replacements, and other items (albeit classified by Landlord as maintenance or repairs) that under generally accepted accounting principles are properly classified as capital expenditures;

(vii) any Direct Expenses representing an amount paid (or reimbursed for expenses) to any management agent, property manager or any other person or entity that is in excess of what would reasonably and customarily be expected to be paid for such services;

(viii) the cost of any work or service performed for or facilities or utilities furnished to any tenant in the Project to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant;

(ix) the cost of any improvements or alterations of space leased to other tenants in the Project;

(x) the cost of overtime or other expense (including attorney's fees) to Landlord because of its defaults or performing work expressly provided in this Lease to be borne at Landlord's expense;

(xi) amounts paid (including interest and penalties) in order to comply with or cure violations of statutes, laws, notices, or ordinances by Landlord or any other tenant in the Project (except in the event and to the extent caused by any act or omission of Tenant, including as a result of any alterations or improvements made to the Premises by Tenant);

(xii) any expense attributable to alterations, improvements or repairs required by any law, ordinance, rule or regulation, including any costs of seismic work in the Project or any costs of management, abatement, remediation or removal of any Hazardous Materials in the Project (except in the event and to the extent caused by any act or omission of Tenant, including as a result of any alterations or improvements made to the Premises by Tenant);

(xiii) any taxes assessed due to any improvements to other buildings other than 863 Mitten or to any tenant spaces (excluding improvements made by Tenant) on any portion of the Project;

(xiv) all costs for which insurance or any other third party is obligated by law or contract to reimburse Landlord to the extent Landlord either actually receives such reimbursement or fails to exercise reasonable efforts to obtain such reimbursement;

(xv) the cost of insurance premiums for any insurance in excess of levels and coverages reasonably appropriate in light of the value and operations on the Project, with the premiums, levels and coverages as they exist as of the date hereof being hereby acknowledged to be reasonable (except in the event and to the extent caused by any act or omission of Tenant), but excluding any premiums associated with any insurance coverage of any tenant improvements (including the Tenant Improvements); and

(xvi) all costs associated with the operation or maintenance (including repair) of the Building or any other buildings constituting a part of the Project if such cost or type of cost as it relates to the Premises is identified under this Lease or on Exhibit C as a cost to be borne
                                             ---------
        directly by Tenant hereunder.

In the event the Project is not fully occupied during any year or in the event all of the Project is not provided with standard services during any year, an adjustment shall be made by Landlord in computing Direct Expenses for such year so that Direct Expenses shall be computed as though 95% of the Project had been occupied and 95% of the Project had been provided with standard services during such year (or such Direct Expenses shall be computed in accordance with actual occupancy or actual provision of standard services if such respective amounts shall exceed 95%); provided, however, that in no event shall the aggregate amount of Direct Expenses collected by Landlord from all tenants in the Project exceed the actual Direct Expenses for said year.

Detailed statements of the amount of Direct Expenses for the preceding calendar year and the amount of such increase payable by Tenant shall be determined by Landlord and shall be given to Tenant within ninety (90) days of the end of each calendar year.

All amounts payable by Tenant as shown on said statement shall be paid by Tenant ten (10) business days after receipt thereof, and any overpayment by Tenant shall be credited against the next installment(s) of additional rent falling due hereunder. Landlord may estimate the increase in Direct Expenses payable by Tenant and require Tenant to pay one-twelfth (1/12th) of that amount together with each payment of Basic Rent. If during any such year Landlord shall in good faith revise its estimate of Tenant's proportionate share of Direct Expenses for said year, Landlord shall promptly advise Tenant thereof and commencing on the next date payment of additional charges are due that is at least ten (10) business days thereafter, Tenant shall pay all additional charges based on such revised estimate for the portion of the year already elapsed and shall commence paying the additional charges based on such revised estimate for the remainder of such year. The determination of Direct Expenses and their allocation shall be in accordance with generally accepted accounting principles applied on a consistent basis.

              If, for any reason the Lease Term shall terminate on a day other than the last day of a calendar year, the additional rent payable by Tenant applicable to the calendar year in which such termination shall occur shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such date of termination bears to three hundred sixty-five (365).

              Tenant shall have the right, at Tenant's sole cost and expense, at Landlord's office where books and records for the Project are maintained, and upon reasonable notice to Landlord, to review or audit any Direct Expenses and Landlord shall fully cooperate with Tenant or Tenant's agents with respect to the same and shall maintain reasonably detailed records of such expenses for at least two (2) years after the submission of its year-end statement of Direct Expenses for such calendar year to Tenant. If Tenant's review or audit shall demonstrate any overpayment or underpayment by Tenant, either Landlord shall, within ten (10) business days after receiving reasonably detailed documentation of the same, credit such amount so overpaid against the next installment(s) of additional rent falling due hereunder, or Tenant shall pay to Landlord, within that 10-business day period, the amount of such underpayment.

Security 7. Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord the sum of $16,500.00, which shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease. At the end of the Lease Term Tenant, upon delivering up the Premises to Landlord, broom clean, and in the same condition as at the Commencement Date, excepting reasonable wear and tear, damage Tenant is not obligated to repair under this Lease and any alterations, additions or improvements Tenant is not obligated to remove under this Lease, said sum held as security shall be returned to Tenant. No interest shall be payable thereon and Landlord shall not be required to keep said sum in a separate account. If Tenant fails to pay any rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may at its option apply or retain all or any portion of the deposit for the payment of any rent or other charge in default or the payment of any other sum to which Landlord may become obligated by Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the deposit, then within ten (10) business days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the deposit to the full amount thereof, and Tenant's failure to do so shall be a material breach of this Lease. Landlord's application or retention of the deposit shall not constitute a waiver of Tenant's default to the extent that the deposit does not fully compensate Landlord for all losses or damages incurred by Landlord in connection with such default and shall not prejudice any other rights or remedies available to Landlord under this Lease or by law.

              No security or guaranty which may now or hereafter be furnished Landlord for the payment of the rent herein reserved or for performance by Tenant of the other covenants or conditions of this Lease shall in any way be a bar or defense to any action in unlawful detainer, or ordinance or governmental rule, regulation or requirement shall be conclusive of that fact as between Landlord and Tenant.

Alterations   10.  Subject to the provisions of this paragraph 10, Tenant may, without Landlord's prior consent, make alterations, additions or improvements to the Premises (but not the Equipment Area or the Roof Platform), at Tenant's expense, including, without limitation, laboratory benchwork, cabinetry and laboratory equipment so long as: (a) the cost thereof in any instance is in good faith estimated to be less than $100,000; and (b) such alterations, additions or improvements do not affect the structural portions of 863 Mitten. Tenant shall not make or suffer to be made any other alterations, additions or improvements to or of the Premises or any part thereof (including the Equipment Area and the Roof Platform) without the written consent of Landlord first had and obtained. Any alterations, additions, or improvements to or of the Premises, including without limitation any fixed partitions and all carpeting, shall upon expiration of the Lease Term become a part of the realty and belong to Landlord.
              Movable furniture, equipment and trade fixtures shall remain the property of Tenant. All alterations, additions or improvements to the Premises by Tenant shall be made by Tenant at Tenant's sole cost and expense. Any contractor or person selected by Tenant to make any alteration, addition or improvement must first be approved of in writing by Landlord if the alteration, addition or improvement requires the approval of Landlord hereunder. Upon at least thirty (30) days written notice before the expiration of the term, or upon demand by Landlord upon earlier termination of the term, Tenant, at its sole cost and expense, forthwith and with all due diligence shall remove any alterations, additions or improvements made by Tenant designated by Landlord to be removed, and Tenant, forthwith and with all due diligence, at its sole cost and expense, shall repair any damage to the Premises caused by such removal; provided, however, Tenant shall not be obligated to remove any demising or interior walls or washrooms. Tenant's obligation to remove any alterations, additions, improvements, fixtures and/or personal property and to repair any damage from such removal shall survive the termination of this Lease.

              Construction of any alterations, additions, or improvements (i) shall be completed in accordance with drawings and specifications approved in advance in writing by Landlord if such alteration, addition or improvement requires Landlord's approval hereunder,
              (ii) shall be carried out in a good and workmanlike manner, and
              (iii) shall comply with all applicable requirements of govern-mental authorities, and Tenant shall comply with paragraph 13, and Tenant shall deliver as-built plans to Landlord promptly after such work is substantially complete.

              The provisions of this paragraph 10 shall not apply to the Tenant Improvements, the construction of which is governed by paragraph 45.

Repairs       11. (a)  Tenant's Repairs.  Tenant accepts the Premises as being
                       ----------------
              in good, sanitary order, condition and repair. Except as provided in paragraph 11(b) and the completion or performance of Landlord's
              Work as provided in paragraph 44, Tenant, at Tenant's sole cost and expense, shall keep the Premises, the Equipment Area, the Roof
              Platform and all equipment installed thereon in good condition and repair, damage thereto by fire, earthquake, act of God or the elements and other causes beyond Tenant's reasonable control excepted, Tenant hereby waiving all rights to make repairs at the expense or the Landlord as provided by law, statute or ordinance now or hereafter in effect. Upon the expiration or sooner termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements and other causes beyond Tenant's reasonable control excepted. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and that no representations respecting the condition of the Premises, the Building or the Project have been made by Landlord to Tenant except as specifically set forth in this Lease, including Landlord's Work as provided in paragraph 44 hereof.

              11.  (b)  Landlord's Repairs.  Landlord shall maintain and
                        ------------------
              repair the structural elements and the roof of 863 Mitten, the public and common areas of 863 Mitten and of the Project (including all parking areas, landscaping and trash collection areas), and all utility lines, pipes and equipment (other than Tenant's equipment installed pursuant to paragraph 1(b)) outside of the Premises, as the same may exist from time to time, except for wear and tear which is the result of a negligent or willful act or omission of Tenant or its officers, directors, shareholders, partners, agents, employees, contractors, invitees, licensees, subtenants or assignees (collectively, "Tenant's Employees"). Landlord shall have no obligation to make repairs under this paragraph 11(b) until a reasonable time after receipt of written notice of the need for such repairs.

Abandonment   12.  Tenant shall not abandon the Premises at any time during the
              Lease Term, and if Tenant shall abandon, the Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall, subject to the rights of any Leasehold Mortgagee or Equipment
              Mortgagee as provided herein, be deemed to be abandoned, at the option of Landlord.

Liens 13. Tenant shall keep the Premises and the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall in the event of the filing of any such lien, post any bond required to release the Premises therefrom. Should Tenant fail to remove any such lien within ten (10) business days after notice to do so from Landlord, Landlord may, in addition to any other remedies, record a bond pursuant to California Civil Code Section 3143 and all amounts incurred by Landlord in so doing shall become immediately due and payable by Tenant to Landlord as additional rent. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Project from such liens.

Assignment
and
Subletting    14.  (a)  Except as expressly permitted under the terms of this
              Lease, Tenant shall not mortgage, pledge, hypothecate or encumber this Lease or any interest therein. Tenant shall not assign this Lease or sublet or suffer any other person (the agents and servants of Tenant excepted) to occupy or use the Premises, or any part thereof, or sublet any right or privilege appurtenant thereto without the prior written consent of Landlord. Landlord's consent to one assignment, subleasing or occupancy shall not be deemed to be a consent to any subsequent assignment, subleasing or occupancy.

14. (b)  Provided further and notwithstanding anything herein before set forth:
In the event that at any time or from time to time during the Lease Term, Tenant desires to sublet all or any part of the Premises, Tenant shall notify the Landlord in writing (the "Sublet Notice") of the terms of the proposed subletting, and the area so proposed to be sublet. Tenant shall also deliver an executed copy of such sublease to Landlord in order to obtain its consent as required in paragraph 14(a) above. If Landlord consents to a sublease, then such sublease shall be subject to and made upon the following terms:

    (i) any such sublease shall be subject to the terms of this Lease and the term thereof may not extend beyond the expiration of the Lease Term;

    (ii) no subtenant shall have a right to further sublease its premises without Landlord's prior written consent. If Tenant fails to consummate a sublease with that proposed subtenant on the terms set forth in the Sublet Notice within sixty (60) days after Tenant delivers that Sublet Notice, Tenant shall be required to deliver a new Sublet Notice to Landlord and comply with the terms and conditions set forth above before any further subletting shall be permitted.

    (iii) if Tenant sublets all or any portion of the Premises as permitted in this paragraph 14 during the Initial Term, then Tenant shall be entitled to retain all amounts paid by the subtenant under the sublease to Tenant in excess of the amounts required to be paid by Tenant (including rental payments to Landlord) under this Lease until Tenant is reimbursed in full (on a first priority payment basis) for any leasing commissions paid by Tenant to any brokers (with any such commissions not to exceed in the aggregate a then customary brokerage fee for such a transaction) in connection with that sublease. Tenant shall also be entitled to retain all additional amounts paid by the subtenant under the sublease to Tenant in excess of the amounts required to be paid by Tenant (including rental payments to Landlord) under this Lease and the amount required to reimburse Tenant in full for any such leasing commissions (the "Net Sublease Consideration"), except that if Tenant sublets all or any portion of the Premises as permitted in this paragraph 14 during the Option Term, or if a subtenant under a sublease which commenced during the Initial Term remains in its Premises during the Option Term, then the following provisions shall apply as regards the sharing of any Net Sublease Consideration accruing with respect to the Option Term:

        A. Tenant shall pay to Landlord fifty percent (50%) of any Net Sublease Consideration thereafter accruing under the sublease when received by Tenant pursuant to any such sublease until the earlier of (i) the expiration or earlier termination of the Lease Term, or (ii) the date Landlord sells the Project; and

        B. If Landlord sells the Project to an independent third party, Tenant shall thereupon pay all Net Sublease Consideration thereafter accruing under the sublease when received by Tenant to the party that acquired the Project from Landlord and thereupon became the successor Landlord hereunder (or to any successor Landlord thereafter).

14. (c) Regardless of Landlord's consent, no subletting nor assignment shall release Tenant of Tenant's obligations or alter the primary liability of Tenant to pay rent and perform other obligations of Tenant under this Lease.

              14. (d) In no event shall Tenant assign this Lease or sublet the Premises or any portion thereof (i) to any then-existing tenant of the Project or (ii) to any prospective tenant of the Project with whom Landlord is engaged in active negotiations provided Landlord so indicates the same to Tenant in writing promptly upon request of Tenant as to the names of any prospective tenants with whom Landlord is then involved in active negotiations.

              14. (e) Tenant shall pay Landlord's reasonable costs incurred in connection with Tenant's request to assign this Lease or sublet the Premises, regardless whether or not the Landlord consents to the proposed transfer; provided, however, in no event shall such costs exceed $1,000.

              14. (f) The issuance or transfer of any voting or nonvoting stock of Tenant shall not constitute an assignment hereunder for which any consent is required. Tenant may assign this Lease or sublet the Premises or any portion thereof to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from merger or consolidation with Tenant, or to any person or entity which acquires all the assets as a going concern of the business of Tenant that is being conducted on the Premises, without Landlord's consent, but no assignment or subletting shall relieve the original Tenant hereunder from its continuing liability for the performance of the obligations of Tenant hereunder.

Indemnifica-
tion 15. Tenant agrees to indemnify and defend Landlord against and save Landlord harmless from any and all claim, loss, cost, liability, damage and expense, including without limitation penalties, fines and reasonable attorneys' fees and costs (collectively, "Claims"), incurred in connection with or arising from: (1) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (2) the use or occupancy or manner of the use or occupancy of the Premises by Tenant or any other person or entity claiming through or under Tenant, including without limitation, the presence, release, removal, remediation, abatement, use, generation, storage, transportation or disposal of any Hazardous Materials (excluding the existence or migration of any Hazardous Materials that exist on or about the Premises before the Commencement Date of this Lease, or any Hazardous Materials used or installed on or about the Project by any person other than Tenant), or (3) the condition of the Premises or any occurrence or happening on the Premises during the Lease Term, or (4) any wrongful or negligent acts or omissions of Tenant or of Tenant's Employees or any such person or entity, in, on or about the Premises, the Building or the Project, either prior to the commencement of, during, or after the expiration of the Lease Term, including without limitation any wrongful or negligent acts or omissions in the making or performing of any alterations. Tenant further agrees to indemnify, defend and save harmless Landlord, Landlord's agents and the lessors under any ground or underlying leases, from and against any and all Claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission or negligence referred to in the preceding sentence. In the event any action or proceeding is brought against Landlord for any claim against which Tenant is obligated to indemnify Landlord hereunder, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant's sole expense by counsel approved by Landlord, which approved shall not be unreasonably withheld. Tenant's obligations under this paragraph 15 shall not include any Claims arising from the negligence of Landlord or other tenants of the Building, or from any breach by Landlord of its obligations under this Lease. The provisions of this paragraph 15 shall survive the expiration or earlier termination of this Lease. As used in this paragraph 15, the term "Landlord" shall include its officers, directors, shareholders, partners, employees, agents, representatives, affiliates, successors and assigns.

Insurance     16.  (a)  Tenant's Insurance.  Tenant shall have the following
                        ------------------
              insurance obligations:

                   (1)  Liability Insurance.  Tenant shall obtain and keep in
                        -------------------
              full force a policy or policies of commercial general liability and property damage insurance (including but not limited to automobile, personal injury, broad form contractual liability, owner's (i.e. , Tenant's) contractors protective and broad form property damage) under which Tenant is named as the insured and Landlord, E.S. Merriman & Sons ("Landlord's Agent") and any ground lessors and mortgagees (whose names shall have been furnished to Tenant) are named as additional insureds and under which the insurer agrees to indemnify and hold Landlord, Landlord's Agent and all applicable ground lessors and mortgagees harmless from and against all cost, expense and/or liability arising out of or based upon the indemnification obligations of this Lease. The minimum limits of liability shall be a combined single limit with respect to each occurrence of not less than three million dollars ($3,000,000.00). The policy shall, if such is available on a commercially reasonable basis, contain a cross liability endorsement and shall be primary coverage for Tenant and Landlord for any liability arising out of Tenant's and Tenant's Employees' use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall provide that it is primary insurance and not "excess over" or contributory. The policy shall contain a severability of interest clause. Not more frequently than once every three (3) years, if, in the opinion of Landlord's lender or of the insurance consultant retained by Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlords's lender or Landlord's insurance consultant; provided however, that in no event shall any such insurance coverage be increased in excess of that which is from time to time being required by comparable landlords of comparable tenants leasing comparable amounts of space in other first-class buildings in the vicinity of the Building.

                   (2) Tenant's Property Insurance.  Tenant at its cost shall
                       ---------------------------
              maintain on all of its Tenant Improvements and on any alterations, additions or improvements made by Tenant to the Premises and on all of its personal property in, on, or about the Premises, an "all risk" property policy including coverage for sprinkler leakage and containing an agreed amount endorsement in an amount not less than one hundred percent (100%) of the full replacement cost valuation, under which Tenant is named as the insured and Landlord, Landlord's agents and any ground lessors and mortgagees (whose names shall have been furnished to Tenant) as well as any Leasehold Mortgagee or Equipment Mortgagee as applicable, are named as additional insureds, with any Leasehold Mortgagee or Equipment Mortgagee, as applicable, to be named as loss payee. Provided this Lease is not terminated as a result of such damage,
              (i) the proceeds from any such policy covering personal property shall be used as necessary by Tenant for the replacement of such personal property and (ii) the proceeds from any such policy covering Tenant Improvements (and any alterations, additions or improvements) shall be made available when and to the extent needed by Landlord to pay the costs incurred for the repair and replacement of such Tenant Improvements (and any alterations, additions or improvements). The "full replacement cost valuation" of the personal property to be insured under this paragraph 16 shall be furnished to the company issuing the insurance policy by Tenant at least once every year.

    (3) Workers' Compensation Insurance.  Tenant shall maintain Workers'
        -------------------------------
Compensation insurance as required by law.

    (4) Business Interruption/Extra Expense Insurance. Tenant shall maintain
        ---------------------------------------------
loss of income, business interruption and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings and incurred costs attributable to the perils commonly covered by Tenant's property insurance described above but in no event less than two hundred fifty thousand dollars ($250,000). Such insurance will be carried with the same insurer that issues the insurance for the personal property.

    (5) Other Coverage.  Tenant, at its cost, shall maintain such other
        --------------
insurance as Landlord may reasonably require from time to time, provided that in no event shall any such required other insurance be in excess of that which is from time to time being required by comparable landlords of comparable tenants leasing comparable amounts of space in other first-class buildings in the vicinity of the Building.

    (6) Insurance Criteria.  All the insurance required to be maintained by
        ------------------
Tenant under this Lease shall:

        (i) Be issued by insurance companies authorized to do business in the state of California, with a financial rating of at least an A:XIII status for any property insurance and B+:IX for any liability insurance as rated in the most recent edition of Best's Insurance Reports;

        (ii)   Be issued as a primary policy;

        (iii) Contain an endorsement requiring thirty (30) days' written notice from the insurance company to both parties and to Landlord's lender before cancellation or any material change in the coverage, scope, or amount of any policy; and

        (iv) With respect to property loss or damage, a waiver of subrogation must be obtained, as required by paragraph 16(d).

    (7) Evidence of Coverage.  A duplicate original policy, or a certificate of
        --------------------
the policy with a duplicate of the actual policy attached, shall be deposited with Landlord on the Commencement Date, and on renewal of the policy a certificate of insurance listing the insurance coverages required hereunder and naming Landlord and any other interested parties as additional insured shall be deposited with Landlord not less than seven (7) days before expiration of the term of the policy.

16. (b) Landlord's Insurance.  Landlord shall have the following obligations:
        --------------------

Landlord shall maintain in effect at all times fire and hazard "all risk" insurance covering one hundred percent (100%) of the full replacement cost valuation of the

Building, the Project and Landlord's personal property including its business papers, furniture, fixtures and equipment, subject to commercially reasonable deductibles, in the event of fire, lightning, windstorm, vandalism, malicious mischief and all other risks normally covered by "all risk" policies in the Burlingame area, but excluding coverage for any tenant improvements (including the Tenant Improvements). Landlord shall also obtain and keep in full force (a) a policy of commercial general liability and property damage insurance, (b) loss of rent insurance and (c) workers' compensation insurance, all such insurance being in amounts and with deductibles comparable to the insurance being carried by landlords of other comparable first-class buildings in the vicinity of the Building.

16. (c)  Assumption of Risk/Waivers of Subrogation/Minimization of Duplication
         ---------------------------------------------------------------------
of Insurance Coverage/Limitations on Liability and Damages.
----------------------------------------------------------

    (1) Purpose.  The purpose of this provision is to allow Landlord and Tenant
        -------
to allocate and assume certain risks to coincide with insurance coverages required to be maintained pursuant to the terms of this Lease. Landlord and Tenant recognize the benefit that each will receive from the waivers of subrogation each is required to obtain pursuant to this paragraph 16(c) and paragraph 16(d) and that there are significant advantages to each in connection with minimizing duplication of insurance coverage. Landlord and Tenant further agree to accept and place certain limitations on each other's respective liabilities and responsibility for damages to coincide with required insurance coverages.

        (i)   Property Insurance.  Landlord agrees to insure in accordance with
              ------------------
paragraph 16(b) the Building, the Project and Landlord's personal property including its business papers, furniture, fixtures, and equipment (collectively, "Landlord's Property"). Accordingly, Landlord agrees that Tenant will have no liability to Landlord in the event that Tenant damages or destroys, negligently or otherwise, all or any part of Landlord's Property. Landlord will cause to be placed in its insurance policies covering Landlord's Property a waiver of subrogation so that its insurance company will not become subrogated to Landlord's rights and will not be able to proceed against Tenant in connection with any such damage or destruction.

Tenant agrees to insure in accordance with paragraph 16(a) the Tenant Improvements (including any alterations, additions and improvements) and Tenant's personal property including its business papers, furniture, fixtures, and equipment (collectively, "Tenant's Property"). Accordingly, Tenant agrees that Landlord will have no liability to Tenant in the event Landlord damages or destroys, negligently or otherwise, all or any part of Tenant's Property. Tenant will cause to be placed in its insurance policies covering Tenant's Property a waiver of subrogation so that the insurance company will not become subrogated to Tenant's rights and will not be able to proceed against Landlord in connection with any such damage or destruction.

Tenant shall not be responsible or liable to Landlord for any damage or destruction to Landlord's Property caused by Tenant's Employees, and Landlord hereby releases Tenant from any Claims resulting from damage or destruction to Landlord's Property caused directly or indirectly by Tenant and/or Tenant's Employees; provided, however, nothing herein shall be deemed to release Tenant's independent contractors from any such Claims Landlord may have against Tenant's independent contractors. Likewise, Landlord shall not be responsible or liable to Tenant for any damages or destruction to Tenant's Property caused by Landlord's employees, agents, invitees, or contractors (collectively, "Landlord's Associates"), and Tenant hereby releases Landlord from any Claims resulting from damage or destruction to Tenant's Property caused directly or indirectly by Landlord and/or Landlord's Associates; provided, however, nothing herein shall be deemed to release Landlord's independent contractors from any such Claims Tenant may have against Landlord's independent contractors.

        (ii)   Damage to Business and Loss of Rents. Landlord shall carry
               ------------------------------------
continuation of rent insurance and Tenant shall be responsible for carrying business interruption insurance (extra expense insurance) all in accordance with this paragraph 16. Accordingly, in the event that Landlord's Property is damaged or destroyed because of any act or conduct, negligent or otherwise, by Tenant and/or by Tenant's Employees, Landlord shall have no rights against Tenant and hereby releases Tenant from all Claims, including claims for loss of rent, by Landlord directly or indirectly resulting from the damage or destruction of Landlord's Property by the conduct of Tenant and/or by Tenant's Employees. Likewise, in the event that Tenant's Property is damaged or destroyed because of any act or conduct, negligent or otherwise, by Landlord and/or Landlord's Associates, Tenant shall have no rights against Landlord and hereby releases Landlord from all Claims by Tenant directly or indirectly resulting from the damage or destruction of Tenant's Property by the conduct of Landlord and/or Landlord's Associates; provided, however, nothing herein shall be deemed to release Tenant's or Landlord's independent contractors from any liability to Landlord and/or Tenant, and nothing herein shall affect paragraph 25(b) of this Lease relating to abatement of rent.

        (iii)  Injury and Death to Individuals.  Landlord and Tenant
               -------------------------------
understand that waivers of subrogation do not apply to injury and death to individuals. Landlord and Tenant shall each carry insurance, as provided by this paragraph 16, in connection with injury and death to individuals. Landlord hereby agrees to indemnify and hold harmless Tenant from any liability which Tenant may otherwise have with respect to injury or death to individuals occurring within the Project but outside the Premises except to the extent that such injury or death is caused by the negligence of Tenant and/or Tenant's Employees and is not covered by the insurance Landlord is required to carry under this Lease. Likewise, Tenant agrees to defend and hold harmless Landlord from any liability for injury or death to persons occurring within the Premises except to the extent such injuries or death are caused by the negligence of Landlord and/or Landlord's Associates and is not covered by the insurance Tenant is required to carry under this Lease.

        (iv)   Limitation of Liability and Damages. Landlord agrees that in the
               -----------------------------------
event of a default by Tenant under the Lease, Landlord will not have a right to collect from Tenant a greater amount of rent than Landlord would have been able to collect in the event that Tenant did not default under the Lease. Landlord further agrees that it will use commercially reasonable efforts to mitigate its damages in connection with any default by Tenant. Nothing herein shall be construed to prevent Tenant or Landlord, if it is the prevailing party in connection with any litigation, dispute, or controversy between Landlord and Tenant, from collecting, and each agrees that under such circumstances the other shall have a right to collect and shall be awarded, (a) its reasonable attorneys' fees, costs, and expenses incurred in connection with any such litigation, dispute, or controversy and (b) interest, at the interest rate set forth in paragraph 5(c), on any amounts not paid when due.

              16.  (d)  Allocation of Insured Risks/Subrogation. Landlord and
                        ---------------------------------------
              Tenant release each other from any claims and demands of whatever nature for damage, loss or injury to the Premises and/or the Building and/or the Project, or to the other's property in, on or about the Premises and the Building and the Project, that are caused by or result from risks or perils insured against under any property insurance policies required by the Lease to be carried by Landlord and/or Tenant and in force at the time of any such damage, loss or injury. Landlord and Tenant shall cause each insurance policy obtained by them or either of them to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by any such policy or policies. Neither Landlord nor Tenant shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by the Lease. If an insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation at no additional cost, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation with respect to the particular insurance involved.

Utilities     17.  Tenant, at its expense, shall install separate utility meters at the Premises and any additional space which Tenant may lease pursuant to paragraphs 1(c) and 1(d) for all utilities (excluding water and sewer which is included as a Direct Expense) serving the Premises and any such additional space, and Tenant shall pay, directly to the party providing the same, all costs for all utilities consumed in, on or about the Premises and any such additional space leased by Tenant.

Personal
Property and
Other Taxes   18.  Tenant shall pay, before delinquency, any and all taxes levied or assessed and which become payable during the Lease Term upon Tenant's equipment, furniture, fixtures, trade fixtures and other personal property located in the Premises; and any and all taxes or increases therein levied or assessed on Landlord or Tenant by virtue of alterations, additions or improvements to the Premises made by Tenant or Landlord at Tenant's request. In the event said taxes are charged to or paid or payable by Landlord, Tenant, forthwith upon demand therefor, shall reimburse Landlord for all of such taxes paid by Landlord.

Rules and
Regulations   19.  Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit D and all
                                                    ---------
              reasonable modifications of and additions thereto applicable to all tenants of the Project from time to time put into effect by Landlord of which Tenant shall have notice, to the extent such rules and regulations and any modifications and amendments are consistent with the terms and intent of this Lease, and the size, location, purposes and uses of the Premises contemplated by this Lease (which includes the contemplated presence and use on the Premises of Hazardous
              Materials and animals and Tenant having principal responsibility for its own HVAC, janitorial services and Roof Platform).
              Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Project of any of said rules and regulations, but Landlord shall not enforce the same in a discriminatory manner adverse to Tenant. Landlord shall not unreasonably withhold its approval to any request of Tenant for an express waiver by Landlord of any rule or regulation as they relate to Tenant and the Premises.

Holding Over  20. If Tenant holds possession of the Premises after the Lease
              Term, Tenant shall (at option of Landlord to be exercised by Landlord's giving written notice to Tenant and not otherwise) become a Tenant from month to month upon the terms and conditions herein specified, so far as applicable, at a monthly rental of 110% of the Basic Rent in effect upon termination of this Lease, plus all other rent specified herein, payable in advance, in lawful money, and shall continue to be such Tenant until thirty
              (30) days after Tenant shall have given to Landlord or Landlord shall have given to Tenant a written notice of intent to terminate such monthly tenancy. Unless Landlord exercises its option under this paragraph 20, Tenant shall be a Tenant at sufferance only, whether or not Landlord shall accept any rent from Tenant while Tenant is so holding over.

Subordina-    21.  Subject to the provisions of this paragraph 21 and the
tion          provisions of this Lease relating to the rights of any Leasehold
              Mortgagee, this Lease shall be subject and subordinate at all times to all ground or underlying leases which may now exist or hereafter be executed affecting the Building and/or the Project and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building and/or the Project or on or against the Landlord's interest or estate therein or on or against any ground or underlying lease without the necessity of having further instruments on the part of Tenant to effectuate such subordination. Tenant covenants and agrees to execute and deliver, upon demand, such further instruments evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any such mortgages or deeds of trust as may be required by Landlord. Notwithstanding any such subordination, in the event of termination of any ground or underlying lease, or in the event of foreclosure or exercise of any power of sale under any mortgage or deed of trust superior to this Lease or to which this Lease is subject or subordinate, upon the attornment of Tenant (or if applicable, any Leasehold Mortgagee or Leasehold
              Mortgage Purchaser) to the Lessor under such ground or underlying lease or to the purchaser at any foreclosure sale or sale pursuant to the exercise of any power of sale under any mortgage or deed of trust, this Lease shall not terminate, and Tenant (or if applicable, any Leasehold Mortgagee or Leasehold Mortgage
              Purchaser) shall automatically be and become the tenant under the terms of this Lease to said lessor under such ground or underlying lease or to said purchaser, whichever is applicable, and any subordination agreement requested of Tenant shall so provide.
              Landlord's interest in any Tenant Improvements or any alterations, additions or improvements made by Tenant shall be subordinate to the interest of any Leasehold Mortgagee and Landlord's interest in any equipment, fixtures, inventory, furniture, trade fixtures or other personal property of Tenant shall be subordinate to the interest of any Leasehold Mortgagee or Equipment Mortgagee.

Entry by
Landlord 22. Landlord reserves and shall have the right during business hours upon reasonable prior notice (except in the event of an emergency when no notice shall be required) to enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to submit the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, and to alter, improve or repair the Premises and any portion of 863 Mitten without abatement of rent and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing the entrance to 863 Mitten shall not be blocked thereby and further providing that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy of quiet enjoyment of the Premises, and other loss occasioned by such entry. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors, in, upon and about the Premises excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof. Notwithstanding the foregoing, Tenant shall have the right to reasonably restrict Landlord's access to any confidential operations in the Premises.

Insolvency or
Bankruptcy    23.  Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant, (b) an assignment by Tenant for the benefit of creditors, or (c) any action taken or suffered by Tenant under any insolvency, bankruptcy or reorganization act shall constitute a breach of this Lease by Tenant. Upon the happening of any such event this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant; provided, however, if an involuntary bankruptcy petition is filed against Tenant, there shall be no default under this Lease if that petition is dismissed within sixty (60) days after it is filed. In no event shall this Lease be assigned or assignable by reason of any voluntary or involuntary bankruptcy proceedings nor shall any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceedings.

Default 24. Tenant shall not be deemed to be in default under this Lease until: (1) Tenant fails to pay rent or any other sum due under this Lease within five (5) business days after Landlord's delivery of written notice to Tenant of Tenant's failure to pay such sum when due hereunder; or (ii) Tenant fails to perform any other obligation of Tenant under this Lease within thirty (30) days after Landlord's delivery of written notice to Tenant of Tenant's failure to perform such obligation when due hereunder (provided, however, the 30-day period shall be extended if Tenant cannot reasonably cure that default within 30 days so long as Tenant commences that cure within the 30-day period and diligently prosecutes that cure to completion). In the event of any such default by Tenant, then Landlord, besides any other rights and remedies of Landlord at law or equity, shall have the right either to terminate Tenant's right to possession of the Premises and thereby terminate this Lease or to have this Lease continue in full force and effect with Tenant at all times having the right to possession of the Premises. Such property so removed may be stored in a public warehouse or elsewhere at the cost and for the account of Tenant. Upon such termination Landlord, in addition to any other rights and remedies (including rights and remedies under Subparagraphs (1), (2) and (4) of Subdivision (a) of Section 1951.2 of the California Civil Code of any amendment thereto) , shall be entitled to recover from Tenant the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided. The worth at the time of award of the amount referred to in Subparagraphs (1) and (2) of Subdivision (a) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate provided in paragraph 5(c). The worth at the time of the award of the amount referred to in Subparagraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus 1%.

              Any proof by Tenant of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity and such two real estate brokers shall select a third licensed real estate broker and the three licensed real estate brokers so selected shall determine the amount of rental loss that could be reasonably avoided for the balance of the term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.

              Should Landlord, following any breach or default of this Lease by Tenant, elect to keep this Lease in full force and effect, with Tenant retaining the right to possession of the Premises (notwithstanding the fact the Tenant may have abandoned the Premises), then Landlord, besides the rights and remedies specified in Section 1951.4 of the California Civil Code, "(lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations)" and all other rights and remedies Landlord may have at law or equity, shall have the right to enforce all of Landlord's rights and remedies under this Lease. Notwithstanding any such election to have this Lease remain in full force and effect, Landlord may at any time thereafter elect to terminate Tenant's right to possession of the Premises and thereby terminate this Lease for any previous breach or default which remains uncured, or for any subsequent breach or default.

              The remedies provided for hereinabove in this paragraph 24, shall, in the event of the applicability of the liquidated damages provision of paragraph 45(e) (2)B hereof to any such default, be inapplicable to such default.

Destruction
or Damage     25.  (a)  In the event the Premises or a portion of the Building or a portion of 863 Mitten is damaged by fire or other casualty, then Landlord shall diligently repair and restore the same to substantially the same condition as existing immediately prior to such damage to the fullest extent possible, subject to the provisions of this paragraph 25, provided that if any repairs to the Premises can not reasonably be made within one hundred eighty (180) days after issuance of a building permit therefor under the laws and regulations of federal, state and local governmental authorities having jurisdiction thereof, either Landlord or Tenant may by notice to the other given within thirty (30) days after the date of such fire or other casualty, elect to terminate this Lease as of a date specified in such notice. Landlord shall notify Tenant, within twenty (20) days after the date of such fire or other casualty, of the estimated period required for repairing any such damage to the Premises and the estimated cost of repairing such damage. Notwithstanding the foregoing: (i) if any such damage to the Premises shall occur during the final year of the Lease Term (with all options to extend having then occurred or expired or been waived without exercise) and the reasonably estimated cost of repairing such damage exceeds ten percent (10%) of the full replacement value of the Premises (including all Tenant Improvements, and any alterations, additions or other improvements) , either Landlord or Tenant may instead elect to terminate this Lease upon written notice given to the other within thirty (30) days after the date of such fire or other casualty, in which event this Lease shall terminate as of the termination date specified in such notice; and (ii) if the reasonably estimated cost of repairing any damage to the Premises which is not covered by any applicable insurance coverage exceeds twenty percent (20%) of the full replacement value of the Premises (including all Tenant Improvements, and any alterations, additions or other improvements), then Landlord may instead elect to terminate this Lease upon written notice given to Tenant within thirty
(30) days after the date of such fire or other casualty, in which event this Lease shall terminate as of the termination date specified in Landlord's notice.

25. (b) Where more than one party is entitled to and in fact gives any notice of termination, the earlier of the termination dates specified in such notices of termination shall be controlling. As to any notice of termination given by Landlord which provides for a period of notice of termination shorter than thirty (30) days, Tenant shall have the right by notice to Landlord to require that such shorter notice period given by Landlord be extended to be a period of thirty (30) days. In the event of the occurrence of any such damage, an abatement of rent (both basic and additional rent) under this Lease shall be allowed Tenant during the period and to the extent Tenant's use of the Premises in the conduct of its business is materially affected by any damage to, or any repairs being made to, the Premises or the Project.

25. (c) A total destruction of the Building automatically shall terminate this Lease. Landlord and Tenant acknowledge that this Lease constitutes the entire agreement of the parties regarding events of damage or destruction, and Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and any similar statute now or hereafter in force.

25. (d) If the Premises are to be repaired under this paragraph 25, Landlord shall repair at its cost any injury or damage to the Building and restore the Premises to the condition existing upon substantial completion of the Tenant Improvements, as such Tenant Improvements may be modified or supplemented by any subsequent alterations, additions or improvements. Tenant shall make available to Landlord the proceeds or any insurance to be maintained by Tenant thereon pursuant to paragraph 16(a) (2) when and to the extent needed to pay the cost of any such repairs or replacements by Landlord to the Tenant Improvements, as such Tenant Improvements may have been modified or supplemented by any subsequent alterations, additions or improvements, and Tenant shall pay the cost of repairing or replacing all Tenant's trade fixtures, furnishing, furniture, equipment and other personal property.

Eminent Domain   26.  If any part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, and such taking will substantially impair
                 Tenant's use of the Premises for more than 9O days, Tenant shall have the right, at its option, to terminate this Lease as of the date of such taking. If all of the Premises shall be so taken, either party may terminate this Lease as of the date of such taking. If a part of the Premises shall be so taken but the Lease is not terminated, the rent thereafter to be paid by Tenant shall be equitably reduced.

Clauses, Plats
and Riders       27.  Clauses, plats and riders, if any, signed by Landlord and
                 Tenant and endorsed on or affixed to this Lease are a part hereof, and in the event of variation or discrepancy the duplicate original hereof, including such clauses, plats and riders, if any, held by Landlord shall control.

Sale By
Landlord 28. In the event the original Landlord hereunder, or any successor owner of the Building or the Project, shall sell or convey the Building or the Project, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease, accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner. If any security be given by Tenant to secure the faithful performance of all or any of the covenants at this Lease on the part of Tenant, Landlord may transfer and/or deliver the security, to the successor in interest of Landlord, and thereupon Landlord shall be discharged from any further liability in reference thereto. Except as set forth in this paragraph 28, this Lease shall not be affected by any such sale or conveyance.

Estoppel
Certificates     29.  At any time and from time to time, within twenty (20) days after request by either Landlord or Tenant (the "Requesting
                 Party"), the other party (the "Responding Party") shall execute, acknowledge and deliver to the Requesting Party a statement, in the form requested by the Requested Party, certifying the Commencement Date of this Lease, stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of such modifications), stating the dates to which the rent has been paid, stating that the Responding Party has no knowledge of any uncured defaults by the Requesting Party under the Lease, stating that the Responding Party has no knowledge of any material noncompliance with any Hazardous Materials laws at the Project (or if there is any such noncompliance, identifying all known instances of such noncompliance), and setting forth such other matters as may reasonably be requested by the Requesting
                 Party. Landlord and Tenant intend that any such statement delivered pursuant to this paragraph 29 may be relied upon by any mortgagee or the beneficiary of any deed of trust or by any purchaser or prospective purchaser of the Building or by any assignee of, sublessee under, Leasehold Mortgagee, Equipment
                 Mortgagee or other lender to or investor in Tenant. If the Responding Party fails to so execute, acknowledge and deliver any such certificate, then the Requesting Party may certify any of the foregoing matters, on which any such person may rely, and the Responding Party shall be estopped from denying the truth of such facts.

Right of Landlord
to Perform         30.  All covenants and agreements to be kept or performed by
                   Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated to, and without waiving any default of Tenant or releasing Tenant from any obligations of Tenant hereunder, after expiration of the applicable notice and cure period provided in paragraph 24, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. All sums so paid by the Landlord and all necessary incidental costs, together with interest thereon at the rate provided in paragraph 5(c) hereof from the date of such payment by the Landlord, shall be paid to Landlord forthwith on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of breach by Tenant in payment of rent.

Attorneys'
Fees 31. If as a result of any breach or default on the part of either party under this Lease ("Defaulting Party"), the other party uses the services of any attorney in order to secure compliance with this Lease, the Defaulting Party shall reimburse the other party upon demand for any and all attorneys' fees and expenses incurred by the other party, whether or not formal legal proceedings are instituted. Should either party bring action against the other party, by reason of or alleging the failure of the other party to comply with any or all of its obligations hereunder, whether for declaratory or other relief, then the party which prevails in such action shall be entitled to its reasonable attorneys' fees and expenses related to such action, in addition to all other recovery or relief. A party shall be deemed to have prevailed in any such action (without limiting the generality of the foregoing) if such action is dismissed upon the payment by the other party of the sums allegedly due or the performance of obligations allegedly not compiled with, or if such party obtains substantially the relief sought by it in the action, irrespective of whether such action is prosecuted to judgment. In addition, if either party to this Lease becomes a party to or is involved in any way in any action concerning this Lease or the Premises by reason in whole or in part of any act, neglect, fault or omission of any duty by the other party, its employees or contractors, the party subjected to said involvement shall be entitled to reimbursement for any and all reasonable attorneys' fees and costs.

Surrender
of Premises        32.  The voluntary or other surrender of this Lease by Tenant or mutual cancellation thereof shall not work a merger and, at the option of Landlord, shall terminate all or any existing subleases or subtenancies, or at the option of Landlord, may operate as an assignment to Landlord of any or all such subleases or subtenancies.


Waiver 33. The waiver by Landlord or Tenant of performance of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver or any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

Notices 34. All notices, demands, approvals and other communications provided for in this Lease shall be in writing and shall be effective (a) when personally delivered (including courier or other delivery services) to the recipient's address set forth below; (b) upon receipt at the address provided after deposit in a sealed envelope in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the recipient as set forth below; (c) one (1) business day after deposit with a recognized overnight courier or delivery service, addressed to the recipient as set forth below; or (d) upon telephonic confirmation by any person in the office of the addressee of receipt after transmission by facsimile to the facsimile number of the recipient set forth below. If the date on which any notice to be given hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next business day immediately following such Saturday, Sunday or legal holiday.

              The addresses for notice are:

              LANDLORD:  Provident Life and Accident Insurance
                         Company
                         Corporate Properties
                         One Fountain Square
                         Chattanooga, TN  37492
                         Attn: Mr. Robert A. Reno
                         Facsimile No.: (615) 755-1448
                         Telephone No.: (615) 755-3334

              Copy to:   E.S. Merriman & Sons
                         One Post Street, Suite 3200
                         San Francisco, CA 94104
                         Attn: Mr. Dwight L. Merriman, Jr.
                         Facsimile No.: (415) 397-1646
                         Telephone No.: (415) 397-2200

              TENANT:    MEGABIOS Corp.
                         Two Embarcadero Center, Suite 410
                         San Francisco, CA 94111
                         Attn: Mr. William L. Brown, Vice President
                         Facsimile No.: (415) 434-1392
                         Telephone No.: (415) 434-1377

              Copy to:   Heller, Ehrman, White, & McAuliffe
                         333 Bush Street, 30th Floor
                         San Francisco, CA 94104
                         Attn: K. William Neuman, Esq
                         Facsimile No.: (415) 772-6268
                         Telephone No.: (415) 772-6064

              Either party may, by written notice to the other given in the manner set forth above, change its name, address, or its facsimile or telephone numbers or may include additional parties such as any fee mortgagee, Leasehold Mortgagee or Equipment Mortgagee.

Leasehold
Mortgage      35.  (a)  Leasehold Mortgage Authorized.  On one or more
                        -----------------------------
              occasions, in accordance with the requirements of this paragraph
              35, Tenant may mortgage or otherwise encumber Tenant's leasehold estate (a "Leasehold Mortgage") to an Institutional Investor (as hereinafter defined) , under a Leasehold Mortgage and assign
              Tenant's interest in this Lease as security for such Leasehold
              Mortgage.

35. (b) Notice to Landlord.
        ------------------

(1) Tenant shall keep Landlord reasonably informed as to any decision by Tenant to enter into a Leasehold Mortgage. If Tenant shall mortgage Tenant's leasehold estate to an Institutional Investor, and if either Tenant or the holder of such Leasehold Mortgage shall provide Landlord with notice of such Leasehold Mortgage together with a true copy of such Leasehold Mortgage and the name and address of mortgagee thereunder (the "Leasehold Mortgagee"), Landlord and Tenant agree that, following receipt of such notice by Landlord, the provisions of this paragraph 35 shall apply in respect to such Leasehold Mortgage.

(2) In the event of any assignment of a Leasehold Mortgage or in the event of a change of address of a Leasehold Mortgagee, notice of the new name or address of the Leasehold Mortgagee shall be provided to Landlord.

(3) Landlord shall promptly upon receipt of the notice provided for by paragraph
(b) (1) above acknowledge in writing to the Leasehold Mortgagee receipt of such communication as constituting the notice provided for by paragraph (b) (1) above.

(4) Aften Landlord has received the notice provided for by paragraph (b) (1) above, Tenant, upon being requested to do so by Landlord, shall with reasonable promptness provide Landlord with copies of the note or other obligation secured by such Leasehold Mortgage and of any other documents pertinent to the Leasehold Mortgage as specified by Landlord. If requested to do so by Landlord, Tenant shall thereafter also provide Landlord from time to time with a copy of each amendment or other modification or supplement to such instruments, and any assignments or conveyances of the Leasehold Mortgagee's interest.

(5) Tenant shall promptly provide Landlord with a copy of any notice of default Tenant may receive from Leasehold Mortgagee with respect to the Leasehold Mortgage.

35.  (c)  Definitions.  The following terms are defined to .shall have the
          -----------
following indicated meanings when used in this paragraph 35.

(i) The term "Institutional Investor" shall refer to a savings bank, savings and loan association, commercial bank, trust company, credit union, insurance company, college, university, venture capital fund or partnership, real estate investment trust or pension fund. The term "Institutional Investor" shall also include other lenders of substance which perform functions similar to any of the foregoing, and which have assets in excess of fifty million dollars ($50,000,000) at the time the Leasehold Mortgage loan is made.

(ii) The term "Leasehold Mortgage" shall include a mortgage, a deed of trust, a deed to secure debt, an assignment of rents, issues and profits from the Premises, or other security instrument by which Tenant's leasehold estate is mortgaged, conveyed, assigned, or otherwise transferred, to secure a debt or other obligation.

(iii) The term "Leasehold Mortgagee" shall refer to a holder of a Leasehold Mortgage in respect to which the notice provided for by paragraph (b) of this paragraph 35 has been given and received and as to which the provisions of this paragraph 35 are applicable.

(iv) The term "Leasehold Mortgage Purchaser" shall refer to the purchaser at any sale of this Lease and of the leasehold estate hereby created in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignee or transferee of this Lease and of the leasehold estate hereby created under any instrument of assignment or transfer in lieu of the foreclosure of any Leasehold Mortgage.

35.  (d)  Consent of Leasehold Mortgagee Required.  No cancellation, surrender
          ---------------------------------------
or modification of this Lease shall be effective as to any Leasehold Mortgagee unless consented to in writing by such Leasehold Mortgagee.

35.  (e)  Default Notice.  Landlord, upon providing Tenant any notice of (i)
          --------------
default under this Lease, or (ii) termination of this Lease, shall at the same time provide a copy of such notice to any Leasehold Mortgagee. No such notice by Landlord to Tenant shall be deemed to have been duly given unless and until a copy thereof has been so provided to the Leasehold Mortgagee. From and after the date upon which such notice has been given to a Leasehold Mortgagee, such Leasehold Mortgagee shall have the same period, after the giving of such notice upon it, for remedying any default or acts or omissions which are the subject matter of such notice or causing the same to be remedied, as is given Tenant after the giving of such notice to Tenant, plus in each instance, the additional periods of time specified in paragraphs (f) and (g) of this paragraph 35 to remedy, commence remedying or cause to be remedied the defaults or acts or omissions which are the subject matter of such notice specified in any such notice. Landlord shall accept such performance by or at the instigation of such Leasehold Mortgagee as if the same had been done by Tenant. Tenant authorizes any Leasehold Mortgagee to take any such action at such Leasehold Mortgagee's option and does hereby authorize entry upon the Premises by the Leasehold Mortgagee for such purpose.

35.  (f)  Notice to Leasehold Mortgagee.  Anything contained in this Lease to
          -----------------------------
the contrary notwithstanding, if any default shall occur which entitles Landlord to terminate this Lease while there exists a Leasehold Mortgage, Landlord shall have no right to terminate this Lease unless, following the expiration of the period of time given Tenant to cure such default or the act or omission which gave rise to such default, Landlord shall notify the Leasehold Mortgagee of Landlord's intent to so terminate this Lease ("Termination Notice") at least
20 days in advance of the proposed effective date of such termination if such default is capable of being cured by the payment of money, and at least 30 days in advance of the proposed effective date of such termination if such default is not capable of being cured by the payment of money. The provisions of paragraph
(g) below of this paragraph 35 shall apply if, during such 20 or 30 day Termination Notice period, any Leasehold Mortgagee shall:

    (i) notify Landlord of such Leasehold Mortgagee's desire to nullify such notice, and

    (ii) pay or cause to be paid all rent, additional rent, and other payments then due and in arrears as specified in the Termination Notice to such Leasehold Mortgagee and which may become due during such 20 or 30-day period, and

    (iii) comply or, in good faith, with reasonable diligence and continuity, commence to comply with all nonmonetary requirements of this Lease then in default and reasonably susceptible of being complied with by such Leasehold Mortgagee; provided, however, that such Leasehold Mortgagee shall not be required during such 30-day period to cure or commence to cure any default consisting of Tenant's failure to satisfy and discharge any lien, charge or encumbrance against the Tenant's interest in this Lease or the Premises junior in priority to the lien of the Leasehold Mortgage held by such Leasehold Mortgagee.

35.  (g)  Procedure on Default.
          --------------------

(1) If Landlord shall elect to terminate this Lease by reason of any default of Tenant, and a Leasehold Mortgagee shall have proceeded in the manner provided for by paragraph (f) of this paragraph 35, the specified date for the termination of this Lease as fixed by Landlord in its Termination Notice shall be extended for a period of six months, provided that such Leasehold Mortgagee shall, during such six month period:

    (i) Pay or cause to be paid the rent, additional rent and other monetary obligations of Tenant under this Lease as the same become due, and continue its good faith efforts to perform all of Tenant's other obligations under this Lease, excepting (A) obligations of Tenant to satisfy or otherwise discharge any lien, charge or encumbrance against Tenant's interest in this Lease or the Premises junior in priority to the lien of the Leasehold Mortgage held by such Leasehold Mortgagee and (B) past nonmonetary obligations then in default and not reasonably susceptible of being cured by such Leasehold Mortgagee; and

    (ii) If not enjoined or stayed, take steps to acquire or sell Tenant's interest in this Lease by foreclosure of the Leasehold Mortgage or other appropriate means and prosecute the same to completion with due diligence .

(2) If at the end of such six (6) month period such Leasehold Mortgagee is complying, and thereafter continues to comply with paragraph (g)(1), this Lease shall not then terminate, and the time for completion by such Leasehold Mortgagee of its proceedings shall continue so long as such Leasehold Mortgagee is enjoined or stayed and thereafter for so long as such Leasehold Mortgagee proceeds to complete steps to acquire or sell Tenant's interest in this Lease by foreclosure of the Leasehold Mortgage or by other appropriate means with reasonable diligence and continuity. Nothing in this paragraph (g) of this paragraph 35, however, shall be construed to extend this Lease beyond the original term thereof as extended by any options to extend the term of this Lease properly exercised by Tenant or a Leasehold Mortgagee in accordance with paragraph 35, nor to require a Leasehold Mortgagee to continue such foreclosure proceedings after the default has been cured. If the default shall be cured and the Leasehold Mortgagee shall discontinue such foreclosure proceedings, this Lease shall continue in full force and effect as if Tenant had not defaulted under this Lease.

(3) If a Leasehold Mortgagee is complying with paragraph (g)(1) of this paragraph 35, upon the acquisition of Tenant's estate herein by such Leasehold Mortgagee or its designee or any other Leasehold Mortgage Purchaser and the discharge of any lien, charge or encumbrance against the Tenant's interest in this Lease or the Premises which is junior in priority to the lien of the Leasehold Mortgage held by such Leasehold Mortgagee and which the Tenant is obligated to satisfy and discharge by reason of the terms of this Lease, this Lease shall continue in full force and effect as if Tenant had not defaulted under this Lease.

(4) For the purposes of this paragraph 35, the making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Lease or of the leasehold estate hereby created, nor shall any Leasehold Mortgagee, as such, be deemed to be an assignee or transferee of this Lease or of the leasehold estate hereby created so as to require such Leasehold Mortgagee, as such, to assume the performance of any of the terms, covenants or conditions on the part of the Tenant to be performed hereunder, but a Leasehold Mortgage Purchaser shall be deemed to be an assignee or transferee within the meaning of this paragraph 35, and such Leasehold Mortgage Purchaser shall be deemed to have agreed to perform all of the terms, covenants and conditions on the part of the Tenant to be performed hereunder from and after the date of such purchase and assignment, but only for so long as such Leasehold Mortgage Purchaser is the owner of the Leasehold Estate.

(5) Any Leasehold Mortgage Purchaser may, upon acquiring Tenant's leasehold estate hereunder, without further consent of Landlord, sell and assign such leasehold estate on such terms and to such person or entity as assignee as are acceptable to such Leasehold Mortgage Purchaser and thereafter be relieved of all obligations under this Lease, provided that such assignee has delivered to Landlord its written agreement to be bound by all of the provisions of this Lease.

(6) Notwithstanding any other provisions of this Lease, any sale of this Lease and of the leasehold estate hereby created in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignment or transfer of this Lease and of the leasehold estate hereby created in lieu of the foreclosure of any Leasehold Mortgage shall be deemed to be a permitted sale, transfer or assignment of this Lease and of the leasehold estate hereby created.

35.  (h)  New Lease.  In the event of the termination of this Lease as a result
          ---------
of Tenant's default, Landlord shall, in addition to providing the notices of default and termination as required by paragraphs (e) and (f) above of this paragraph 35, provide any Leasehold Mortgagee with written notice that the Lease has been terminated, together with a statement of all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, then known to Landlord. Landlord agrees, at the election of any Leasehold Mortgagee, to enter into a new lease ("New Lease") of the Premises with such Leasehold Mortgagee or its designee for the remainder of the term of this Lease, effective as of the date of termination, at the rent and additional rent, and upon the terms, covenants and conditions (including all options to renew but excluding requirements which are not applicable or which have already been fulfilled) of this Lease, provided:

(i) Such Leasehold Mortgagee shall make written request upon Landlord for such New Lease within 10 business days after the date such Leasehold Mortgagee receives Landlord's Notice of Termination of this Lease given pursuant to this paragraph (h).

(ii) Such Leasehold Mortgagee or its designee shall pay or cause to be paid to Landlord at the time of the execution and delivery of such New Lease, any and all sums which would at the time of execution and delivery thereof be due pursuant to this Lease but for such termination and, in addition thereto, all reasonable expenses, including reasonable attorneys' fees, which Landlord shall have incurred by reason of such termination and the execution and delivery of the New Lease and which have not otherwise been received by Landlord from Tenant or another party.

(iii) Such Leasehold Mortgagee or its designee shall agree to remedy any of Tenant's defaults of which said Leasehold Mortgagee was notified by Landlord's Notice of Termination and which are reasonably susceptible of being so cured by Leasehold Mortgagee or its designee.

(iv) Any New Lease made pursuant to this paragraph (h) shall have the same right, title and interest in and to the Premises and the buildings and improvements thereon as Tenant had under this Lease.

(v) The tenant under any such New Lease shall be liable to perform the obligations imposed on the Tenant by such New Lease only during the period such person has ownership of such Leasehold Estate.

Upon execution and delivery of the New Lease, Landlord, at the expense of the new tenant thereunder, shall take such action as shall be necessary to cancel and discharge this Lease and to remove Tenant named herein from the Premises. Landlord agrees that, until the earlier to occur of (A) the execution and delivery of the New Lease, or (B) the expiration of the 10 business day period set forth in subparagraph (h) (i) above without the Leasehold Mortgagee's having given notice of its request for the New Lease, Landlord shall not modify, amend or terminate any sublease of any portion of the Premises and that, upon execution and delivery of any New Lease, Landlord shall assign all of its right, title and interest in and to all such subleases to the Leasehold Mortgagee or the Leasehold Mortgage Purchaser. Any sums received by Landlord as rental under any such subleases shall be credited against any monetary defaults under this Lease.

35.  (i)  Casualty Loss.  A standard mortgagee clause naming any Leasehold
          -------------
Mortgagee may be added to any and all insurance policies required to be carried by Tenant hereunder on the condition that the insurance proceeds are to be applied in the manner specified in this Lease and the Leasehold Mortgage shall so provide.

35.  (j)  Legal Proceedings.  Landlord shall give Leasehold Mortgagee prompt
          -----------------
notice of any arbitration or legal proceedings between Landlord and Tenant involving obligations under this Lease. Leasehold Mortgagee shall have the right to intervene in any such proceedings and be made a party to such proceedings, and the parties hereto do hereby consent to such intervention. In the event that any Leasehold Mortgagee shall not elect to intervene or become a party to any such proceedings, Landlord shall give the Leasehold Mortgagee notice of, and a copy of any award or decision made in any such proceedings, which shall be binding on the Leasehold Mortgagee.

35.  (k)  Security Deposit.  If any Leasehold Mortgagee or Leasehold Mortgage
          ----------------
Purchaser has acquired the leasehold estate of Tenant pursuant to foreclosure, conveyance in lieu of foreclosure or other proceedings, or has entered into a New Lease with Landlord in accordance with paragraph (h) of this paragraph 35, such Leasehold Mortgagee or Leasehold Mortgage Purchaser shall succeed to the rights of Tenant, if any, in and to the security deposit paid by Tenant to Landlord pursuant to the terms of this Lease. In such event, Tenant shall no longer have any rights to such security deposit and Landlord shall hold such security deposit for and on behalf of such Leasehold Mortgagee or Leasehold Mortgage Purchaser.

35.  (1)  Erroneous Payments.  No payment made to Landlord by a Leasehold
          ------------------
Mortgagee shall constitute agreement that such payment was, in fact, due under the terms of this Lease; and a Leasehold Mortgagee having made any payment to Landlord pursuant to Landlord's wrongful, improper or mistaken notice or demand shall be entitled to the return of any such payment or portion thereof, provided that such Leasehold Mortgagee shall have made demand therefor not later than one year after the date of its payment.

35.  (m)  Sublease Rentals.  Landlord consents to a provision in any Leasehold
          ----------------
Mortgage or otherwise for an assignment of rents from subleases of the Premises, as additional security, to any Leasehold Mortgagee.

35.  (n)  Equipment Mortgages Authorized.  On one or more occasions, Tenant may
          ------------------------------
lease, sell and leaseback, mortgage or otherwise encumber Tenant's interest in any item or items of furniture, inventory, trade fixtures, equipment (including, without limitation, any equipment which by its installation in the Premises has become a fixture) or other personal property then or thereafter to be located or installed in the Premises (collectively for purposes of this paragraph 35, "Equipment Mortgage" and "Equipment", respectively) to any company engaged in the business of selling or financing the same (including but not limited to the manufacturer, distributor or retailer of any Equipment or any Institutional Investor) under one or more Equipment Mortgages. If either Tenant or any Equipment Mortgagee shall provide Landlord with notice of any Equipment Mortgage, together with a true copy of such Equipment Mortgage and the name and address of the Equipment Mortgagee, Landlord and Tenant agree that the following shall apply to such Equipment Mortgage and the Equipment:

(i) Title to the Equipment shall be and remain in the name of either Tenant or Equipment Mortgagee during the term of the Lease and not that of Landlord, and as between Landlord and Equipment Mortgagee, shall not be deemed to constitute real property and may be removed from the Premises by the Equipment Mortgagee at any time during the term of the Lease in the event of a default by Tenant under the terms of its Equipment Mortgage.

(ii) In the event of any assignment of an Equipment Mortgage, or in the event of a change of address of an Equipment Mortgagee, notice of the new name or address of the Equipment Mortgagee shall be provided to Landlord.

(iii) Landlord shall promptly notify the Equipment Mortgagee of any termination or expiration of the term of this Lease, and afford any Equipment Mortgagee a reasonable period of time after Equipment Mortgagee's receipt of such notice in which Equipment Mortgagee may enter the premises to inspect and remove any Equipment from the Premises which then remains subject to such Equipment Mortgage.

(iv) Landlord shall upon request of Tenant, execute any document reasonably requested of it to evidence in favor of any Equipment Mortgagee (A) the consent of Landlord to any such Equipment Mortgage, (B) the waiver by Landlord of any possible rights in or liens upon any such Equipment, and (C) the acknowledgment by Landlord of the rights of such Equipment Mortgagee in and to such Equipment (including the rights of Equipment Mortgagee to remove such Equipment upon termination of this Lease).

35.  (o)  Notices.  Notices from Landlord to any Leasehold Mortgagee or
          -------
Equipment Mortgagee shall be mailed to the address furnished Landlord pursuant to this paragraph 35, and those from the Leasehold Mortgagee or Equipment Mortgagee to Landlord shall be mailed to the address designated pursuant to the provisions of paragraph 34 hereof. Such notices, demands and requests shall be given in the manner described in paragraph 34 and shall in all respects be governed by the provisions of that paragraph.

                   35. (p)  Leasehold and Eguinment Mortgagee Benefitted.
                            --------------------------------------------
                   The respective provisions of this paragraph 35 are for the benefit of, and are to be enforceable by, any Leasehold Mortgagee, Leasehold Mortgagee Purchaser or Equipment Mortgagee.

Defined Terms
and Marginal
Headings 36. The words "Landlord" and "Tenant," as used herein shall include the plural as well as the singular and words used in masculine gender shall include the feminine and neuter. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The marginal headings and titles to the paragraphs of the Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

Time and
Applicable
Law 37. Time is of the essence of this Lease and each and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Premises are located.

Successors         38. Subject to the provisions of paragraphs 14 and 28 hereof, the covenants and conditions herein contained shall be binding upon and inure to the benefits of the heirs, successors, executors, administrators and assigns of the parties hereto.

Entire
Agreement          39. This Lease constitutes the entire agreement between
                   Landlord and Tenant and no promises or representations, express or implied, either written or oral, not herein set forth shall be binding upon or inure to the benefit of Landlord or Tenant. This Lease shall not be modified by any oral agreement, either express or implied, and all modifications hereof shall be in writing and signed by both
                   Landlord and Tenant.

Late Charge        40. In the event Tenant shall fail to pay any rent or other sums due hereunder within five (5) business days after written notice from Landlord that such payment is past due, then and in that event the amount so due and unpaid shall bear a late charge equal to five percent (5%) of the amount due together with interest accruing from the date due at the interest rate provided in paragraph 5(c) hereof, which late charge and interest shall be payable forthwith upon demand.
                   (The foregoing shall be in addition to any other right or remedy of Landlord.)

No Discrimina-
tion 41. Tenant agrees for Tenant and Tenant's heirs, executors, administrators, successors and assigns and all persons claiming under or through Tenant, and this Lease is made and accepted upon the following condition: that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, sex, religion, marital status, ancestry or national origin (whether in the use, occupancy, subleasing, transferring, tenure or enjoyment of the Premises or otherwise) nor shall Tenant or any person claiming through or under Tenant establish or permit any such practice or practices of discrimination or segregation with reference to or arising out of the use or occupancy of the Premises by Tenant or any person claiming through or under Tenant.

Additional
Provisions    42.  The exhibits and addenda listed below are incorporated by reference in this Lease.
                    A.   Site Plan
                         A-l. Equipment Area
                         A-2. Reserved Parking - Existing Tenant Vacated A-3. Reserved Parking - Existing Tenant Remains A-4. Approved Signage Locations
                    B.   Commencement Date Memorandum
                    C.   Direct Expenses
                    D.   Rules and Regulations

Existing
Tenant 43. (a) Tenant acknowledges that approximately 3,317 rentable square feet of Building A, as shown on the Site Plan ("Existing Premises"), is currently occupied by Charles Hoster dba National Glass Burlingame ("Existing Tenant") pursuant to that certain Lease Agreement dated August 10, 1990 originally between B-S-K Associates, as landlord, and Existing Tenant, as tenant ("Existing Lease"). Tenant further acknowledges that Existing Tenant has commenced a proceeding pursuant to Chapter 11 of the United States Bankruptcy Code, case no. 93-31341 TC, in the United States Bankruptcy Court for the Northern District of California ("Bankruptcy Court"). Tenant further acknowledges that Landlord has commenced negotiations with Existing Tenant seeking Existing Tenant's agreement to terminate the Existing Lease or to relocate to a portion of the Project other than the Premises, but that Existing Tenant has not agreed to do so and any such agreement is currently subject to obtaining Bankruptcy Court approval. Landlord shall expeditiously and diligently pursue all reasonable means to cause the Existing Tenant's relocation, including immediately proceeding with filing an appropriate motion in the Bankruptcy Court for authority to relocate the Existing Tenant and to discourage any further extension of the present period for assumption or rejection of the Existing Lease.

              43. (b) Notwithstanding any provision to the contrary in this Lease, the Premises demised by this Lease shall not include the Existing Premises unless and until either (i) Existing Tenant rejects the Existing Lease and vacates the Existing Premises, (ii) Existing Tenant voluntarily or involuntarily vacates the Existing Premises without there being any legal requirement for obtaining any court approval to surrender the Existing Premises to Landlord,
              (iii) Landlord has obtained any required Bankruptcy Court approval of any agreement between Landlord and Existing Tenant pursuant to which Existing Tenant is to vacate the Existing Premises and Existing Tenant vacates the Existing Premises, or (iv) Landlord has obtained any required Bankruptcy Court order (or other order of any court having jurisdiction over the matter) authorizing Landlord to proceed with relocating the Existing Tenant (over Tenant's objection or inaction) and Existing Tenant vacates the Existing Premises. If any required final Bankruptcy Court approval or order has not been obtained by January 14, 1994, then Tenant shall have the right by notice to Landlord at any time thereafter through the period ending the earlier of (a) April 20, 1994 or (b) twenty (20) days after receipt of a final Bankruptcy Court decision or order approving either (A) the rejection of the Existing Lease or (B) the assumption of the Existing Lease (or any replacement lease), and determining whether the Existing Tenant will be required to relocate out of the Existing Premises (the "Existing Tenant Decision Period"), to terminate this Lease or to decide to proceed with design, construction and later occupancy around the Existing Premises. In such later event, Tenant shall notify Landlord whether it still desires to lease as soon as feasible the Existing Premises. The failure of Tenant to make any formal election prior to the expiration of the Existing Tenant Decision Period, shall be deemed to constitute the decision of Tenant to proceed with design, construction and later occupancy around the Existing Premises, with Tenant still desiring to lease as soon as feasible the Existing Premises. If Tenant does still so desire to lease as soon as feasible the Existing Premises, then Landlord shall have a continuing obligation to relocate the Existing Tenant as quickly as possible and to seek appropriate Bankruptcy Court or other court approval or orders for the same. If Tenant does not then desire to lease as soon as feasible the Existing Premises, then (i) Tenant shall design its Tenant Improvements around the unavailability of the Existing Premises, (ii) Tenant shall be relieved of any obligation to lease the Existing Premises when it first becomes available, (iii) Tenant shall be relieved of any obligation under clause
(4) of paragraph 43(b) to bear any portion of any costs to relocate the Existing Tenant, (iv) Landlord shall be relieved of its continuing obligation to relocate the Existing Tenant, (v) Tenant's right of first refusal under paragraph 1(d) hereof shall apply to such Existing Premises (including any attempted extension of the term of such Existing Lease; and (vi) Tenant shall have the right during the Initial Term by written notice to Landlord to require Landlord to renew its efforts to relocate the Existing Tenant as quickly as possible whereupon Tenant shall be obligated to lease the Existing Premises when it first becomes available upon the terms provided in this Lease and shall be obligated pursuant to clause (4) of this paragraph 43(b) to bear a portion of the costs thereafter incurred to relocate the Existing Tenant. In all events, Landlord shall remain obligated promptly to perform any Mandatory Seismic Work to be performed by Landlord under this Lease in the Existing Premises. Unless and until Tenant may elect as provided above not to lease as soon as feasible the Existing Premises (with the following covenants of Landlord and Tenant to be reinstated in the event Tenant subsequently elects pursuant to clause (vi) above to require Landlord to renew its efforts to relocate the Existing Tenant), the following covenants shall be applicable with respect to Existing Tenant:

    (1) Landlord shall use diligent efforts to expeditiously reach an agreement with Existing Tenant to terminate the Existing Lease or to otherwise vacate the Existing Premises. If such agreement involves relocating Existing Tenant to another portion of the Project, then Landlord shall use its reasonable efforts to minimize the costs which will be incurred in connection therewith.

    (2) As soon as reasonably possible following Existing Tenant's agreement to terminate the Existing Lease or to otherwise vacate the Existing Premises, Landlord shall file (or Landlord shall cause Existing Tenant to file) promptly any required motion with the Bankruptcy Court to obtain approval of such agreement, and Landlord shall use diligent efforts to obtain such Bankruptcy Court approval (unless Bankruptcy Court approval is then no longer required for the same).

    (3) If any required Bankruptcy Court or other court approval or order is obtained, Landlord shall promptly commence such actions as may be reasonably necessary to relocate Existing Tenant to another portion of the Project other than the Premises or to terminate the Existing Lease, as the case may be.

    (4) If Existing Tenant agrees to relocate to another portion of the Project other than the Premises, and any required Bankruptcy Court approval to that agreement is obtained, then Tenant agrees to reimburse Landlord for one half (1/2) of all reasonable out-of-pocket costs to Landlord of constructing the tenant improvements to relocate the Existing Tenant; provided, however, Tenant's share of such costs shall not exceed forty thousand five hundred dollars ($40,500.00). Landlord and Tenant shall concurrently pay all such costs upon receipt of invoices or other reasonably satisfactory evidence of such costs. Tenant's failure to pay any such amount when due shall have the same effect as Tenant's failure to pay rent under this Lease; provided, however, Landlord shall also have the right, at its option, to deduct the amount that Tenant failed to pay from the Basic Allowance.

Landlord's
Work          44.  Provided that (i) Tenant is not in default under this Lease,
              (ii) Landlord shall have approved the Construction Documents, and
              (iii) the Mandatory Seismic Work (as defined in paragraph 45(c)) shall have been determined and Tenant shall have notified Landlord whether or not Tenant will cause any of such Mandatory Seismic Work to be performed pursuant to paragraph 45(c), then Landlord shall commence and diligently prosecute to substantial completion (but subject to Force Majeure Delay as defined in paragraph 46(a)), at its sole cost except as specifically provided in paragraph 45(c), the following work (collectively, "Landlord's Work"):

              (a) demolish all existing improvements in the Premises including the existing bathrooms in Building A (provided, however, (i) Landlord shall not have any obligation to demolish any improvements in the Existing Premises unless Existing Tenant has vacated the Existing Premises as provided in paragraph 43(b)),
              (ii) if Existing Tenant does not vacate but is to remain in the Existing Premises at the Commencement Date, tire existing bathrooms in Building A which service the Existing Premises shall remain, and Landlord shall eliminate to the fullest extent possible the corridor leading to the same and instead, if possible, provide Existing Tenant alternative access to such bathrooms through the Existing Premises (with any such remaining bathrooms and corridors not to be deemed a common area for purposes of calculating the Adjusted Load Factor) , and (iii) in the event of the applicability of clause (ii) above, then upon Existing Tenant later vacating the Existing Premises and Tenant exercising any rights under this Lease as to leasing such Existing Premises, Landlord shall be obligated to demolish the then existing improvements in the Existing Premises and such bathrooms and any remaining corridors serving the same).

              (b) patch and paint the exterior of the Building as a result of installation of the windows, doors and skylights referred to in paragraphs 44(c), 44(d) and 44(e), respectively;

              (c) install five (5) windows, each approximately ten (10) feet long and six (6) feet high, in the exterior wall on the east side of the Building in the locations proposed by Tenant and approved by Landlord pursuant to paragraph 45;

              (d) install one (1) roll-up door and one (1) double glass door in the exterior wall on the east side of the Building in the locations proposed by Tenant and approved by Landlord pursuant to paragraph 45;

              (e) install ten (10) skylights, each approximately six (6) feet long and six (6) feet wide, in the roof of the Building in the locations proposed by Tenant and approved by Landlord pursuant to paragraph 45;

(f) enclose the Equipment Area and the area currently occupied by equipment on the exterior of the east side of the Building with a concrete block wall or poured concrete enclosure (which shall be covered with paint or a stucco-type surface), or with a chainlink fence with redwood lathe, with such choice to be at the sole discretion of Tenant, as approved by Landlord pursuant to paragraph 45;

(g) perform all Mandatory Seismic Work, except such work as Tenant may elect to perform pursuant to paragraph 45(c), pursuant to that certain Seismic Evaluation Report for 863 Mitten Road, Burlingame, California, dated August, 1993, prepared by Kee Wong Engineering, Inc. ("Seismic Report");

(h) modify and install landscaping and an irrigation system in the landscaped area to be located adjacent to the Equipment Area (however, not to exceed the amount of $3,000 in additional out-of-pocket costs being incurred by Landlord after the date of execution of this Lease); and

(i)  repair any leaks in the roof that are discovered within the first twelve
(12) months of the Initial Term, unless such leak is demonstrated to have been caused by Tenant's installation, use or occupancy of the Roof Platform or the Premises, or by a penetration of the roof by Tenant during the construction of Tenant Improvements.

All Landlord's Work shall be constructed in a good and workmanlike manner, consistent with Tenant's Final Plans if applicable, pursuant to Landlord's standard specifications for, and utilizing the same materials as those used throughout the Project, and in compliance with all applicable laws. Landlord shall begin all Landlord's work immediately upon satisfaction of the condition set forth in paragraph 45(b) hereof, shall pursue all such work diligently and expediently to completion and shall coordinate the schedule of all Landlord's Work with the schedule of Tenant's contractors and subcontractors so as not to unreasonably affect the scheduling and construction of the Tenant Improvements. Tenant or Tenant's agents shall have the right to inspect and require correction of Landlord's Work during the progress thereof, it being the intent of the parties that Tenant shall be reasonable in its inspection of Landlord's Work. In lieu of Landlord performing some or all of the items of Landlord's Work set forth above, Landlord and Tenant may separately agree to a monetary sum to be paid by Landlord to Tenant whereupon Tenant shall assume responsibility for causing such item or items of Landlord's Work to be performed by Tenant's Contractor.

Landlord has delivered to Tenant, and Tenant acknowledges receipt of, that certain Asbestos Survey Summary Report, dated July 6, 1993, prepared by The M.F. Lundeen Company ("Asbestos Report"). Except as disclosed in the Asbestos Report, Landlord has no actual knowledge of the presence of any Hazardous Materials in, on or about the Premises. Landlord shall be responsible for promptly removing as part of Landlord's Work in accordance with applicable Hazardous Materials laws,
(i) any Hazardous Materials present or installed before the Commencement Date in or on the floor, walls, ceiling or other items in the interior areas of the Premises, and (ii) any Hazardous Materials in the roof or parapets which might otherwise be disturbed in the process of construction of either Landlord's Work or the Tenant Improvements. Upon Tenant expanding into any additional space pursuant to paragraphs 1(c) or 1(d) hereof, Landlord shall be similarly responsible for removing any Hazardous Materials (i) then present or installed in such additional space and (ii) in the roof or parapets which might otherwise be disturbed in the process or construction or any Tenant improvements for such additional space. If Tenant should knowingly discover the presence of any such Hazardous Materials (that Landlord was so obligated to remove) during the course of constructing any tenant improvements or any subsequent alterations, additions or improvements in or about the Premises or in or about any additional space, (A) Tenant shall promptly notify Landlord of the same and (B) at Tenant's election, either Landlord shall at its sole cost promptly remove such Hazardous Materials, or Tenant may instead, by notice to Landlord, elect to assume responsibility for the removal of any such Hazardous Materials, with Landlord in such event to be obligated to reimburse Tenant for all costs reasonably incurred by Tenant for accomplishing such removal to the extent such costs so incurred by Tenant do not exceed standard industry costs for accomplishing such removal, with any such reimbursement to be due within twenty (20) days after presentation to Landlord by Tenant of reasonable documentation of the costs so incurred.

Tenant
Improvements  45.  Tenant shall construct the improvements shown on the
              Construction Documents (the "Tenant Improvements") in accordance with the following provisions:

              45.  (a)  Tenant Improvement Plans.
                        ------------------------

                   (1)  Tenant's Designer.  Tenant shall retain a designer
                        -----------------
              ("Designer" with "Tenant's Architect" as used in this Lease to mean either such Designer or any architect who replaces the Designer in the supervision of construction of any Tenant Improvements or of any later alterations, additions, or improvements to the Premises) to prepare preliminary space plans ("Space Plans") to be utilized in the preparation of the final working drawings and specifications for the Tenant Improvements. Such Designer shall be subject to the approval of Landlord, which approval will not be unreasonably withheld or delayed. Tenant is currently utilizing Ehrlich - Rominger as its Designer, and Landlord hereby approves of the same.

                   (2) Space Plans.  Tenant shall deliver two (2) copies of the
                       -----------
              Space Plans to Landlord within thirty (30) days after the date of expiration of the Existing Tenant Decision Period. Such Space Plans are required to reflect the general design of the Premises, including interior walls and a general idea of the contemplated use of each separate room therein. Landlord shall approve or disapprove, for reasonable reasons, the Space Plans within five
              (5) business days after Landlord receives the Space Plans and, if disapproved, Landlord shall return the Space Plans to Tenant, who shall make all necessary revisions within fifteen (15) business days after Tenant's receipt thereof. The failure of Landlord to respond to any Space Plans so submitted within such five business day period (and if disapproved, stating therein in reasonable detail, the basis for such disapproval), shall be deemed to constitute the approval of Landlord thereto. This procedure shall be repeated until Landlord ultimately approves the Space Plans. As approved, the Space Plans, as modified, shall be deemed the "Final Preliminary Plans."

                   (3)  Engineering Plans.  Tenant shall select as the
                        -----------------
              mechanical and electrical engineer(s) a qualified company or companies, experienced in such buildings which company or companies must possess a reputation for excellence, to prepare all engineering plans, many of which engineering plans are intended to be done on a "design-build" basis.

                   (4)  Construction Documents.  After the Space Plans are
                        ----------------------
              ultimately approved by Landlord and are deemed to be the Final Preliminary Plans, Tenant shall cause Designer to prepare, within seventy-five (75) business days following Landlord's approval of the Final Preliminary Plans, final plans and specifications ("Final Tenant Plans") and a reasonably detailed, line item budget ("Budget") for completion of the Tenant Improvements. Tenant shall then deliver two (2) sets of the Final Tenant Plans and the Budget to Landlord. The Final Tenant Plans shall reflect the proposed locations of the windows, doors and skylights to be installed by Landlord as part of Landlord's Work, and all other information required to permit Landlord to proceed with Landlord's Work. Landlord shall approve or disapprove, for reasonable reasons (provided, however, Landlord may disapprove the location of any window, door or skylight to be installed by Landlord as part of Landlord's Work if any such location would materially adversely effect the structural integrity of the Building, would result in significant seismic improvements or upgrading to install any such item in that location or if installing any such item in that location would cost more than ten thousand dollars ($10,000)), the Final Tenant Plans and the Budget within five (5) business days after Landlord receives the Final Tenant Plans and the Budget and, if disapproved, Landlord shall return the Final Tenant Plans and the Budget to Tenant who shall make all necessary revisions within fifteen (15) business days after Tenant's receipt thereof. The failure of Landlord to respond to any Final Tenant Plans and Budget so submitted within such five business day period (and if disapproved, stating therein in reasonable detail, the basis for such disapproval), shall be deemed to constitute the approval of Landlord thereto. This procedure shall be repeated until Landlord ultimately approves the Final Tenant Plans and the Budget. As approved, the Final Tenant Plans and the Budget, as modified, shall be deemed the "Construction Documents." All deliveries of the Space Plans, Final Preliminary Plans, Final Tenant Plans and the Budget shall be delivered by messenger service, by personal hand delivery or by overnight parcel service. While Landlord has the right to approve the Space Plans, Final Preliminary Plans, Final Tenant Plans and the Budget, Landlord's sole interest in doing so is to protect the Building and Landlord's interests. Accordingly, Tenant shall not rely upon Landlord's approvals and Landlord shall not be the guarantor of, nor responsible for, the correctness or accuracy of any such Space Plans, Final Preliminary Plans, Final Tenant Plans or the Budget, or the compliance thereof with applicable laws, and Landlord shall incur no liability of any kind by reason of granting such approvals. Tenant shall provide Landlord with an updated version of the Budget within ten (10) days after any material change to the Budget and within (10) days after Landlord's written request for an updated version of the Budget (which requests shall not be more frequent than monthly), but Landlord shall have no right to approve any revisions to the Budget. Tenant shall provide Landlord with two sets of "as built" Final Tenant Plans within forty-five (45) days after completion of the Tenant Improvements.

              45.  (b)  Permits and Approvals.  Tenant shall be responsible for
                        ---------------------
              obtaining all governmental approvals of the Construction Documents to the full extent necessary for the issuance of a building permit for the Tenant Improvements based upon such Construction Documents. Landlord shall cooperate with Tenant to the extent reasonably necessary in obtaining a building permit for the Tenant Improvements, with such cooperation to be at Tenant's expense as to any out-of-pocket expenses, if any, reasonably incurred by Landlord. Tenant shall also cause to be obtained all other necessary approvals and permits from all governmental agencies having authority over the construction and installation of the Tenant Improvements in accordance with the approved Construction Documents and shall undertake all steps necessary to insure that the construction of the Tenant Improvements is accomplished in strict compliance with all state or local laws, ordinances, rules and regulations applicable to such construction and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Premises pursuant to the Lease. Tenant shall have the right by written notice to Landlord, given on or before March 31, 1994 to terminate the Lease in the event Tenant has not been and does not reasonably contemplate becoming by March 31, 1994 fully successful in obtaining (upon such terms and conditions as are reasonably acceptable to Tenant) all required or appropriate governmental approvals, consents, permits and licenses to build the Tenant Improvements contemplated by Tenant, to use and store such Hazardous Materials as are appropriate to the activities contemplated to be conducted by Tenant in the Premises and, more generally, to conduct the activities contemplated to be conducted by Tenant in the Premises. Landlord shall not be obligated either to commence construction of Landlord's Work or to commence construction of any tenant improvements associated with relocating the Existing Tenant pursuant to Paragraph 43 hereof, prior to either (i) the satisfaction of this condition, (ii) the waiver by Tenant of this condition, or (iii) the receipt of a written notice from Tenant requesting Landlord to proceed immediately with Landlord's Work (and if then applicable, with constructing tenant improvements for purposes of relocating the Existing Tenant), which notice embodies the agreement of Tenant in the event of Tenant's subsequent termination of the Lease pursuant to this condition, to reimburse Landlord for its out-of-pocket costs reasonably incurred by Landlord in (a) performing any Landlord's Work and (b) in thereafter removing any Landlord's Work and returning the Premises to the condition in which it existed prior to such Landlord's Work to the extent Landlord elects to remove any of such Landlord's Work within ninety (90) days after receiving any such notice of termination, and, if applicable, to reimburse Landlord for a portion of the costs of such tenant improvements for the Existing Tenant in the amount required by Paragraph 43(b)(4) of this Lease.

              45.  (c)  Seismic Upgrade.  Without limiting paragraph 45(b),
                        ---------------
              Tenant acknowledges that governmental approval of the Construction Documents will result in some mandatory seismic upgrades to 863 Mitten. Accordingly, Tenant agrees to give Landlord reasonable prior notice of all conversations and meetings with applicable governmental agencies regarding approval of the Space Plans, Final Preliminary Plans and Construction Documents to permit Landlord or its representative to participate in such governmental approval process. Landlord and Tenant shall cooperate with each other and act in good faith in obtaining governmental approval of the Construction Documents and negotiating the scope of any seismic upgrade work. Landlord and Tenant agree that (i) all work shown on those certain plans approved by the City of Burlingame during November, 1993 for the issuance of a building permit with respect to the Building (the "Approved Seismic Work"); and (ii) any additional or different work in the nature of seismic upgrade work which the City of Burlingame may require be done to the Building in conjunction with its later issuance of a building permit for any Landlord's Work or Tenant Improvements, or in conjunction with the approval by city inspectors of any of the same, shall be herein collectively referred to as the "Mandatory Seismic Work." The Mandatory Seismic Work shall be part of Landlord's Work; provided, however, (i) Landlord shall not be responsible for any costs of relocating any then installed Approved Seismic Work caused by the design of the Tenant Improvements and (ii) Tenant may elect, by delivering written notice (the "Seismic Election Notice") to Landlord within five (5) business days after receipt by Tenant of the Mandatory Seismic Work Cost Estimate (as defined below), to cause Contractor (as defined in paragraph 45(d) to perform, at Tenant's sole cost and in accordance with the Seismic Report and applicable laws, that portion of the Mandatory Seismic Work to upgrade the Premises from 1973 Uniform Building Code standards to 1985 Uniform Building Code standards. Landlord shall, as soon as reasonably practicable, notify Tenant of the reasonably estimated cost of performing the Mandatory Seismic Work, and of the estimated cost of the portion of the Mandatory Seismic Work to upgrade the Premises from 1973 Uniform Building Code Standards to 1985 Uniform Building Code Standards ("Landlord's Seismic Work Cost Estimate"). Landlord's failure to so receive Tenant's Seismic Election Notice shall be deemed Tenant's election not to perform any of the Mandatory Seismic Work, in which event Tenant shall pay to Landlord, upon delivery of invoices or other reasonably satisfactory evidence, an amount equal to the incremental cost to upgrade Buildings A, B, C and D, which constitute an approximately 71,193 rentable square foot portion of the two connected buildings constituting 863 Mitten, from 1973 Uniform Building Code standards to 1985 Uniform Building Code standards multiplied by a fraction, the numerator of which shall be the rentable area of the Premises, and the denominator of which shall be 71,193; provided, however, in no event shall the foregoing amount to be paid by Tenant exceed the product of one and 40/100 dollars ($1.40) multiplied by the rentable area of the Premises (as recalculated as of the Commencement Date in accordance with paragraph 5(e) hereof). Tenant's failure to pay any such amount within ten (10) business days after receipt of invoice shall have the same effect as Tenant's failure to pay rent under this Lease; provided, however, Landlord shall also have the right, at its option, to deduct the amount that Tenant failed to pay from the amount of the Basic Allowance.

              45.  (d)  Construction.  Tenant shall employ an outside
                        ------------
              contractor or contractors of Tenant's choice ("Contractor") to construct the Tenant Improvements in substantial conformance with the Construction Documents; provided, however, that the Tenant Improvements must be at least equal, in quality, to Landlord's so-called "building standard work" and shall include those items and materials approved by Landlord (or reasonably appropriate substitute items or materials of at least substantially equivalent quality to those earlier approved by Landlord) in connection with the Space Plans, and provided further that Contractor and the performance of the work shall be subject to the following conditions:

                   (1) Contractor shall be duly licensed and subject to
              Landlord's prior written approval, which approval shall not be unreasonably withheld, with Landlord hereby approving in advance any decision by Tenant later to engage as its Contractor the firm of Rudolph & Sletten, Inc.

                   (2) Landlord or Landlord's agents shall have the right to
              inspect the construction work to be conducted by Tenant during the progress thereof, it being the intent of the parties hereto that Landlord shall be reasonable in its inspection of the construction work conducted by Tenant and that Landlord shall recognize, to the extent commercially reasonable and practicable, the necessity of field changes based on field conditions. If Landlord shall give valid notice of faulty construction or any other deviation from the Construction Documents, Tenant shall cause Contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require good and workmanlike construction and improvements erected in accordance with the Construction Documents.

45.  (e)  Tenant Construction Allowance.
          -----------------------------

     (1)  Basic Allowance.  Landlord will pay an amount equal to one-third of
          ---------------
all costs, but in no event more than $241,130, toward the cost of the design and construction of the Tenant Improvements to the extent shown on the Budget approved by Landlord, and for no other purpose (the "Basic Allowance"). The amount of the Basic Allowance shall adjust upward or downward to any change in the rentable square footage area of the Premises, with such adjustment to be at the rate of Ten Dollars ($10.00) per rentable square foot. Landlord will make payments to Tenant from the Basic Allowance only in progress payments not more frequently than once per month, and shall only make payments equal to one half (1/2) of the amount Tenant has theretofore made or thereupon simultaneously makes to Contractor or subcontractors, and only after receipt by Landlord of conditional mechanics' lien releases (which mechanics' lien releases shall, at Landlord's option, be executed by such subcontractors, labor suppliers and materialmen, as reasonably determined by Landlord, in addition to Contractor). Landlord shall also withhold the last fifteen percent (15%) of the Basic Allowance until lien-free expiration of the time for the filing of any mechanics' liens claimed or which might be filed on account of any work ordered by Tenant or Contractor or any subcontractor of Tenant as relates to the completion of the First Phase of the Tenant Improvements. In the event the cost of construction of the Tenant Improvements exceeds the available amount of the Basic Allowance, Tenant shall be obligated to pay such excess cost.

     (2)  Tenant Improvement Account.  Prior to or concurrently with the
          --------------------------
commencement of construction of any Landlord's Work, Seismic Work, the Tenant Improvements, or any relocation work for the Existing Tenant, Tenant shall deposit with a Chicago Title Company, or another escrow company reasonably acceptable to the parties ("Escrow Agent"), the sum of two hundred fifty thousand dollars ($250,000.00) to secure Tenant's obligations to complete the Tenant Improvements, which amount shall be deposited in an interest-bearing account ("Tenant Improvement Account") in the name of Tenant. Landlord and Tenant shall execute any instructions reasonably required by Escrow Agent to disburse the funds from the Escrow Improvement Account. Those funds shall be disbursed as follows:

          A. Provided Tenant is not in default under this Lease, and no event has occurred and is then continuing for which Tenant has received written notice which with the passage of time would constitute a default (the "No Default Condition"), on the date that Tenant has paid to Contractor or Tenant's subcontractors an amount at least equal to eight hundred thousand dollars ($800,0O0) towards the total cost of the Tenant Improvements, all of the funds in the Tenant Improvement Account shall then be returned to Tenant. If the No Default Condition to the return of the funds in the Tenant Improvement Account is not initially satisfied at the time that Tenant has so paid $800,000, but such default (or the event which would otherwise constitute a default) is thereafter cured while this Lease remains in effect, then the funds in the Tenant

Improvement Account shall at such time be returned to Tenant.

     B. UPON TENANT'S DEFAULT UNDER THIS LEASE WHICH RESULTS IN THE TERMINATION OF THIS LEASE BEFORE THE EVENT DESCRIBED IN PARAGRAPH 45(E)(2)(A) OCCURS, ALL FUNDS THEN DEPOSITED IN THE TENANT IMPROVEMENT ACCOUNT SHALL BE DELIVERED TO LANDLORD. ONE HALF OF THE AMOUNT (THE "FIRST HALF") IN THE TENANT IMPROVEMENT ACCOUNT SHALL BE APPLIED BY LANDLORD TO PAY ANY AND ALL MECHANICS' OR MATERIALMEN'S LIENS OR CLAIMS RELATING TO THE CONSTRUCTION OF ANY TENANT IMPROVEMENTS TO THE PREMISES, AND THE REMAINING ONE-HALF OF SUCH AMOUNT TOGETHER WITH ANY PORTION OF THE FIRST HALF WHICH EXCEEDS, IF AT ALL, THE SUM OF ALL SUCH MECHANICS' OR MATERIALMEN'S LIENS OR CLAIMS SHALL BE RETAINED BY LANDLORD AS LIQUIDATED DAMAGES FOR TERMINATION OF THE LEASE. LANDLORD SHALL HAVE NO OTHER CLAIMS, CAUSES OF ACTION OR REMEDIES AGAINST TENANT OTHER THAN TO RECOVER ANY AMOUNT BY WHICH ANY SUCH LIENS OR CLAIMS ACTUALLY PAID BY LANDLORD EXCEED THE AMOUNT OF THE FIRST HALF. SUCH LIQUIDATED DAMAGES ARE INTENDED TO COMPENSATE LANDLORD FOR ALL OTHER CLAIMS OR CAUSES OF ACTION IT MIGHT OTHERWISE HAVE AGAINST TENANT, INCLUDING ANY CLAIMS FOR FUTURE RENT UNDER THE LEASE OR FOR COMPLETING OR REMOVING ANY TENANT IMPROVEMENTS THEN MADE TO THE PREMISES. IN LIGHT OF THE DIFFICULTY THE PARTIES WOULD HAVE IN DETERMINING LANDLORD'S ACTUAL DAMAGES FOR TENANT'S FAILURE TO COMPLETE THE TENANT IMPROVEMENTS AS A RESULT OF SUCH A DEFAULT, THE PARTIES AGREE THAT THE SO ALLOCABLE PORTION OF THE AMOUNT OF FUNDS THEN DEPOSITED IN THE TENANT IMPROVEMENT ACCOUNT IS A REASONABLE ESTIMATE OF THE EXTENT TO WHICH LANDLORD WOULD BE DAMAGED BY SUCH TENANT DEFAULT.

     /s/ WB                  /s/ RR
     ---------               ----------
     Tenant's                Landlord's
     Initials                Initials

          C. If Tenant fails to pay any amount required to be paid by Tenant under this Lease in connection with the Tenant Improvements, such amount, after expiration of the applicable notice and cure period provided in paragraph 24, may be paid by Landlord from the funds in the Tenant Improvement Account.

45.  (f)  Change Orders.  In the event that Tenant in writing requests or
          -------------
approves of any changes to the Construction Documents (each, a "Change Order"), Landlord shall not unreasonably withhold its consent to any such Change Order, provided the Change Orders do not materially affect the Building's structure or exterior appearance and do not result in the use of materials in the construction of the Tenant Improvements of a materially lesser quality than the materials approved by Landlord in connection with the Space Plans. Landlord shall respond to any request for approval of any Change Order within three (3) business days, with the failure to respond to be deemed approval of such Change Order. Notwithstanding the foregoing, Landlord shall have no approval rights as to any Change Order where the Change Order would not result in any change in the ultimate cost of construction of the Tenant Improvements of greater than One Hundred Thousand Dollars ($l00,000.00), and the Change Order does not materially affect the structural integrity of the Building. If such Change Orders, as approved by Tenant, increase the cost of completing Landlord's Work, or of constructing the Tenant Improvements as shown on the Construction Documents in excess of the Basic Allowance, Tenant shall pay such increased costs provided that Tenant shall not be responsible for any increase in the cost of Landlord's Work where the Change Order arises out of any requirement imposed in conjunction with the issuance of any building permit or occupancy permit or other approval of Landlord's

                 Work by any governmental authorities or as a result of the failure of Landlord to relocate the Existing Tenant.

                 45.  (g)  Construction Materials.  Tenant will utilize, for the
                           ----------------------
                 construction of the Tenant Improvements, the items and materials designated in the Construction Documents. However, whenever Tenant determines in its reasonable judgment that it is not practical or efficient to use such materials, Tenant shall have the right, to substitute comparable items and materials.

                 45.  (h) Prompt Construction/General Responsibility for Costs.
                          ----------------------------------------------------
                 Tenant shall instruct Contractor to build the Tenant Improvements as soon as reasonably possible; provided, however, Landlord agrees that Tenant may defer construction of any portion of the Tenant Improvements ("Deferred Improvements") until needed by Tenant so long as Tenant does not defer construction of any Tenant Improvements necessary for Tenant to obtain a certificate of occupancy for the Premises (the "First Phase"). Landlord's further consent to construct the Deferred Improvements shall not be required so long as Tenant is only constructing the Deferred Improvements and such other alterations, additions or improvements which do not require the approval of Landlord under the other provisions of this Lease (and if any approval is required to any such other alterations, additions or improvements, such approval rights shall be confined to the same). Since Landlord's sole economic responsibility is to pay the Basic Allowance, all of the Tenant Improvements shall be designed and constructed at Tenant's sole and entire cost, with Landlord being obligated only to disburse the Basic Allowance pursuant to the terms hereof.

                 45.  (i)  Reasonable Diligence.  Both Landlord and Tenant
                           --------------------
                 agree to use reasonable diligence in performing all of their respective obligations and duties under this paragraph 45 and in proceeding with the construction and completion of all Tenant Improvements in the Premises.

Construction-
Related Defin-
itions 46. (a) The term "Force Majeure Delay" as used in the Lease shall mean any delay in the completion of Landlord's Work or the Tenant Improvements which is attributable to any: (1) actual delay or failure to perform attributable to any strike, lockout or other labor or industrial disturbance (whether or not on the part of the employees of either party hereto), civil disturbance, future order claiming jurisdiction, act of a public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body; (2) delay attributable to the failure of Landlord and/or Tenant despite reasonable diligence to secure building permits and approvals; (3) delay in completing the construction of Landlord's Work because of changes in any applicable law (including, without limitation, the Americans with Disabilities Act of 1990, Pub. L. 101-336 (the "ADA")), or the interpretation thereof; or (4) delay attributable to lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any other cause beyond the reasonable control of the party from whom performance is required, or any of its contractors or other representatives. Any prevention, delay or stoppage due to any Force Majeure Delay shall excuse the performance of the party affected for a period of time equal to any such prevention, delay or stoppage (except the obligations of either party to pay money, including rent and other charges, pursuant to the Lease).

              46. (b) The term "Tenant Delay" as used in the Lease shall mean any delay in the completion of either Landlord's Work or the Tenant Improvements which is due to any wrongful or negligent act or omission of Tenant or its agents or contractors (including acts or omissions while acting as agent or contractor for Landlord). The term Tenant Delay shall include, but shall not be limited to any: (1) delay in the giving of information, authorizations or approvals by Tenant beyond any applicable period provided for in this Lease; (2) delay attributable to the wrongful or negligent acts or failures to act, of Tenant, its agents or contractors, where such acts or failures to act delay the completion of Landlord's Work or Tenant Improvements; (3) delay attributable to the material interference of Tenant, its agents or contractors with the completion of Landlord's Work; or (4) delay attributable to any Change Order approved by Tenant (provided that Tenant shall not be responsible for any delay attributable to any Change Order where the Change Order arises out of any requirement imposed in conjunction with the issuance of any building permit or occupancy permit or other approval of Landlord's Work or the Tenant Improvements by any governmental authorities). Any delay occurring after the date of this Lease attributable to the uncertainties as to the anticipated relocation of the Existing Tenant shall not constitute a Tenant Delay, including but not limited to, any delay in proceeding with the design of the Premises due to such uncertainties and any delay or change in the design of the Premises or any Change Order arising from any redesign due to the subsequent exclusion or inclusion of the Existing Premises as a part of the Premises.

              46. (c) The term "Landlord Delay" as used in the Lease shall mean any delay in the completion of either Landlord's Work or the Tenant Improvements which is due to any wrongful or negligent act or omission of Landlord or its agents or contractors (including acts or omissions while acting as agent or contractor for Landlord). The term Landlord Delay shall include, but shall not be limited to any: (1) delay in the giving of information, authorizations or approvals by Landlord beyond any applicable period provided for in this Lease (subject to approvals being deemed given pursuant to paragraph 59 hereof); (2) delay attributable to the wrongful or negligent acts or failures to act, of Landlord, its agents or contractors, where such acts or failures to act delay the completion of Landlord's Work or Tenant Improvements; (3) delay attributable to the material interference of Landlord, its agents or contractors with the completion of the Tenant Improvements; or (4) delay in the delivery of the Premises to Tenant for the commencement of construction of Tenant Improvements. Any delay occurring after the date of this Lease attributable to the uncertainties as to the anticipated relocation of the Existing Tenant shall not constitute a Landlord Delay.

Hazardous
Materials     47.  (a)  Tenant shall in the use of the Premises comply with all federal, state or local laws, ordinances or regulations relating to industrial hygiene and environmental, conditions on, under or about the Project including, but not limited to, soil and ground water conditions. Without limiting the generality of the foregoing, except as permitted herein, Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Materials upon or about the Project, nor permit Tenant's Employees or other occupants of the Premises to engage in such activities upon or about the Project.
              However, the foregoing provisions shall not prohibit the transportation to and from, and the use, storage, maintenance and handling within, the Premises of substances customarily used in connection with Tenant's permitted uses; including biotechnical research, provided: (1) such substances shall be used and maintained only in such quantities as are reasonably necessary for the permitted use of the Premises set forth in this Lease, strictly in accordance with applicable laws and the manufacturers' instructions therefor, (2) such substances shall not be disposed of, released or discharged on the Project, and shall be transported to and from the Premises in compliance with all applicable laws, and as Landlord shall reasonably require, (3) if any applicable law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (4) any remaining such substances shall be completely, properly and lawfully removed from the Project upon expiration or earlier termination of this Lease.

47. (b) Without limiting the generality of paragraph 22 of the Lease, Landlord shall have the right, at the following times, to enter the Premises in order to inspect same and to conduct any testing, monitoring or analysis reasonably required in connection therewith (collectively, "Inspection"):

    (1) Once in any calendar year upon reasonable notice to Tenant;

    (2) At any time during the Lease Term upon notice as provided herein if, in Landlord's reasonable judgment, Tenant is violating the use restrictions of this Lease or is not in strict compliance with the regulations, rules or procedures of any applicable governmental entity with respect to the transport, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of Hazardous Materials at the Premises, in which case Landlord shall give notice to Tenant of the reason for the Inspection and Tenant shall provide Landlord with access to the Premises for such Inspection within five (5) days of any such notice; provided, however, that in an emergency situation Tenant will provide Landlord with immediate access to the Premises.

If Tenant is violating the use restrictions of this Lease or is not in material compliance with the regulations, rules or procedures of the applicable governmental entity, then all reasonable costs and expenses reasonably incurred by Landlord in connection with any related Inspection shall become due and payable by Tenant as additional rent, within ten (10) days of presentation by Landlord of an invoice therefor. If a dispute exists between Landlord and Tenant as to whether Landlord has sufficient reason to believe that Tenant may be violating the use restrictions of this Lease or may not be in compliance with any other provision of this Lease or any applicable governmental entity with respect to the transport, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of Hazardous Materials at the Premises, Tenant will provide Landlord with access to the Premises for an Inspection in accordance with the provisions of the immediately preceding paragraph; provided, however, that if there is no such violation or material non-compliance, Landlord shall be liable for the cost and expense incurred by Landlord in connection with such Inspection.

47. (c) Tenant shall promptly notify Landlord of: (1) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property, (2) any demands or claims made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Materials, (3) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Materials on or from the Premises, and (4) any matters where Tenant is required by law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Materials then used, stored, or maintained upon the Premises other than common office supplies, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer thereof, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by applicable law. The term "Hazardous Materials" for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a flammable explosive, radioactive material, hazardous or toxic chemical, substance, material or waste or component thereof (whether injurious by themselves or in conjunction with other materials), any medical or infectious waste (including, without limitation, "sharps" waste), or any petroleum, including crude oil or any fraction thereof, by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.
Without limiting the generality of the foregoing, Hazardous Materials shall include, but not be limited to substances defined as "hazardous substances", "hazardous materials", or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801
     -- ---
et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et
-- ---                                                                      --
seq.; and those substances defined as "hazardous wastes" in Section 25117 of the
---
California Health & Safety Code or as "hazardous substances" in Section 25316 of the California Health & Safety Code; and in the regulations adopted and publications promulgated from time to time pursuant to said laws.

47. (d) If any Hazardous Materials are released, discharged or disposed of by Tenant, Tenant's Employees or any other occupant of the Premises, on or about the Project in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable laws clean up and remove the Hazardous Materials from the Project and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense. Such clean-up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord.

         If Tenant shall fail to comply with the provisions of this paragraph 47(d) within five (5) days after written notice by Landlord, or such shorter time as may be required by applicable law or in order to minimize any hazard to persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant's agent through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable law). If any Hazardous Materials are found to be present or are released, discharged or disposed of on or about the Project and such presence, release, discharge or disposal is not caused by Tenant, Tenant's Employees or other occupants of the Premises, Landlord shall be responsible for all costs and expenses to manage, abate, remediate or remove, as required by applicable Hazardous Materials laws, any such Hazardous Materials and to repair any property damage caused thereby, provided however as respects any termination rights of Landlord or Tenant, such release, discharge or disposal shall be deemed casualty damage under paragraph 25 to the extent that the Premises or common areas serving the Premises are affected thereby.

Parking 48. (a) Tenant and Tenant's Employees shall have the right to have assigned and use twenty-four (24) reserved parking spaces. These reserved parking spaces shall be located on the east side of the Building, nearest to the main entrance of the Premises as possible (utilizing parking stalls on both sides of the parking aisle), but excluding any reserved parking spaces previously granted to (i) the Existing Tenant until relocated out of Building A (at which time such reserved parking spaces of the Existing Tenant shall be included as part of Tenant's reserved parking spaces) and (ii) the FAA for so long as it remains a tenant of 863 Mitten. Tenant shall request Landlord's prior written approval of Tenant's selection of such reserved parking spaces, and all markings and signs identifying such spaces, which approval shall not be unreasonably withheld or delayed. Landlord hereby preapproves the twenty-four (24) parking spaces designated on (A) Exhibit A-2 hereto as reserved parking spaces for Tenant's exclusive
         -----------
         use effective during the period on and after the date the Existing Tenant vacates the Existing Premises, and (B) Exhibit A-3 hereto as
                                                       -----------
         reserved parking spaces for Tenant's exclusive use effective during the period prior to the date the Existing Tenant vacates the Existing Premises. Except for approving Tenant's selection of reserved parking spaces, Landlord shall have no obligation, and shall not be liable to Tenant in any way, in connection with those reserved spaces, and it shall be Tenant's obligation, at its sole cost, to mark those spaces as reserved, to post all signs required by applicable laws, to take any action permitted by applicable laws to remove unauthorized vehicles from those spaces, and to enforce Tenant's rights to use those reserved parking spaces; provided, however, Landlord shall publicly acknowledge Tenant's reserved spaces and, upon request of Tenant, shall take reasonable action to support Tenant's exclusive right to use such parking spaces.

         48. (b) In addition to the spaces granted to Tenant pursuant to paragraph 48(a), Tenant and Tenant's Employees shall have the non-exclusive right during the Lease Term to use additional parking spaces such that the total number of parking spaces (including the reserved spaces pursuant to paragraph 48(a)) equals one (1) parking space for each two hundred eighty-two (282) rentable square feet of the Premises demised hereunder. If Tenant leases additional space in 863 Mitten as permitted under this Lease, the number of unreserved parking spaces shall be increased by one (1) for each two hundred eighty-two (282)
                   rentable square feet or additional space; provided, however, in no event shall the number of reserved spaces be increased.

Signs 49. Tenant may install two (2) signs identifying Tenant on or about the Premises provided that Landlord approves, in its reasonable judgment, plans and specifications for such signs and the locations of such signs, and such signs comply with all applicable laws, regulations, ordinances and building codes. Landlord hereby grants its approval to signage that would be in the following locations and maximum size: (i) a monument sign facing Mitten Road in the approximate location indicated on Exhibit A-4 hereto which shall be dedicated
                                -----------
                   exclusively to Tenant and (ii) a wall sign on the side of Building A facing Mitten Road which shall be dedicated exclusively to Tenant, where each of such signs may have an overall size not to exceed five (5) feet in height and fourteen (14) feet in length, and with lettering thereon up to three (3) feet in height and overall length of lettering of twelve (12) feet. No approval by Landlord under this paragraph 49 shall relieve Tenant from its obligations to comply with applicable laws and obtain applicable governmental approvals for its signs, and Landlord makes no representation or warranty that Tenant's proposed signs comply with any applicable laws or would be approved by any applicable governmental agency. Landlord, in its approval of signage in the Project, shall not discriminate in favor of other tenants or occupants of the Project as to the relative size or location of signage in relation to the location and size of the portion of the Project leased or occupied by such other tenants or occupants as compared to Tenant's approved signage.

Broker 50. Provided that this Lease is not terminated on or before the Commencement Date, Landlord agrees to pay a broker's commission to Mr. William R. Beckman ("Broker") pursuant to a separate agreement between Broker and Landlord. Other than Broker, each party represents and warrants to the other that it has not dealt with any other broker or finder in connection with the Premises or this Lease. Each party shall indemnify, defend and hold harmless the other party from and against all claims, liabilities, losses, damages, costs and expenses (including, without limitation, attorneys' fees) for any broker's commission or finder's fee asserted as a result of its own act or omission in connection with this transaction. The parties' obligations under this paragraph 50 shall survive the expiration or earlier termination of the Lease Term.

Other Documents;
Cooperation of
Parties 51. Each party agrees to sign any other and further documents (including, without limitation, any document evidencing termination of Tenant's options or rights of first refusal granted herein, in recordable form if required by Landlord) as may be reasonably necessary or proper in order to accomplish the intent of this Lease.

Counterparts       52. This Lease may be signed in multiple counterparts which, when signed by all parties, shall constitute a binding agreement.

Recording          53. Except as provided herein, Tenant shall not record this
                   Lease or any memorandum or short form thereof. Landlord shall, upon Tenant's request, join in executing a memorandum of short form of this Lease, which shall be recorded at Tenant's expense.

Authorization      54. Each individual executing the Lease on behalf of Landlord and Tenant represents and warrants that he/she is duly authorized to execute and deliver the Lease on behalf of Landlord or Tenant in accordance with a duly adopted resolution of such entity's Board of Directors, and that the Lease is binding upon such entity in accordance with its terms. Tenant shall, concurrently with its execution of this Lease, deliver to Landlord a certified copy of a resolution of its Board of Directors either authorizing the specific execution of the Lease or authorizing the person signing this Lease generally to execute leases. Landlord shall deliver to Tenant, concurrently with Landlord's execution of this Lease, reasonably satisfactory evidence that execution of this Lease was duly authorized. Landlord represents and warrants that to the best of Landlord's knowledge, it is the record fee owner of the Project and that the Project is currently unencumbered by any deed of trust, mortgage, ground lease or other financing, and that Landlord has full and unencumbered title and authority to lease the Premises to Tenant and to grant the options and other rights as to leasing other space in 863
                   Mitten to Tenant as are granted herein.

Separability       55. The illegality, invalidity or unenforceability of any
                   term, condition, or provision of the Lease shall in no way impair or invalidate any other term, provision or condition of the Lease, and all such other terms, provisions and conditions shall remain in full force and effect.

Covenants and
Conditions         56. All provisions, whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions.

Quiet Enjoy-
ment 57. Landlord covenants and agrees that Tenant, upon making all of Tenant's payments as and when due under the Lease, and upon performing, observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall peaceably and quietly hold, occupy and enjoy the Premises during the term of this Lease Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.

Cumulative
Remedies 58. No remedy or election provided, allowed or given by any provision of the Lease shall be deemed exclusive unless so indicated, but shall, whenever possible, be cumulative with all other remedies in law or equity.

Reasonable
Approval
Standard 59. Whenever in this Lease the review, acceptance, approval, or consent of either party ("Reviewing Party") is required to the taking of or refraining from taking any action under this Lease, or to the manner of performing or observing any covenant or condition of this Lease (collectively "Matter"), the favorable review, acceptance, approval or consent (collectively "Approval") as to any such Matter shall neither be unreasonably withheld nor unduly delayed by the Reviewing Party, and if the Reviewing Party desires to deny or withhold its Approval as to any such Matter, the Reviewing Party shall, by written notice to the other party given within the time period for the giving of such Approval as provided herein or elsewhere in this Lease, state with particularity the basis for the denial or withholding by such Reviewing Party of such Approval. The failure of the Reviewing Party to so respond in writing to any Matter within twenty (20) days of receipt of the written request of the other party (or within such other period of time for response if this Lease otherwise expressly provides a specific period for such Approval), shall be deemed to constitute the Reviewing Party's Approval of the Matter.

    IN WITNESS WHEREOF Landlord and Tenant have executed this Lease as of the day and year first above written.


Landlord:

    Dated:  December __, 1993.     PROVIDENT LIFE AND ACCIDENT
                                   INSURANCE COMPANY, a Tennessee
                                   corporation



                                   By: /s/ Robert Reno
                                       ----------------------------------------

                                       Its: Vice President Corporate Properties
                                            -----------------------------------

Tenant:

    Dated:  December 22, 1993.     MEGABIOS CORP., A California
                                   corporation


                                   By: /s/ William L. Brown
                                       ----------------------------------------

                                       Its: Vice President
                                            -----------------------------------

                                   EXHIBIT A

                                   SITE PLAN

                              [MAP APPEARS HERE]

                                  EXHIBIT A-1

                                 EQUIPMENT AREA

                              [MAP APPEARS HERE]

                                  EXHIBIT A-2

                  RESERVED PARKING - EXISTING TENANT VACATED


                  X = 24 RESERVED PARKING SPACES FOR MEGABIOS


                              [MAP APPEARS HERE]

                                  EXHIBIT A-3

                  RESERVED PARKING - EXISTING TENANT REMAINS

                  X = 24 RESERVED PARKING SPACES FOR MEGABIOS


                    N = 13 PARKING SPACES FOR NATIONAL GLASS

                              [MAP APPEARS HERE]

                                  EXHIBIT A-4

                          APPROVED SIGNAGE LOCATIONS


                      C = LOCATION OF PROPOSED WALL SIGNS

                      D = LOCATION OF PROPOSED MONUMENTS

                              [MAP APPEARS HERE]

                                  Exhibit "B"

                         COMMENCEMENT DATE MEMORANDUM
                         ----------------------------


     This Commencement Date Memorandum ("Memorandum") is made this _____ day of _____________, 1994, by and between PROVIDENT LIFE AND ACCIDENT INSURANCE
                                    -------------------------------------
COMPANY, a Tennessee corporation ("Landlord"), and MEGABIOS CORP., a California
-------                                            -------------
corporation ("Tenant"), with reference to the following facts:

     A. Landlord and Tenant entered into that certain Lease dated December __, 1993 (the "Lease") concerning certain premises (the "Premises") which are a portion of the property commonly known as 863 Mitten Road, Burlingame, California, and more particularly described in the Lease. Each capitalized used term in this Memorandum, but not defined herein, shall have the meaning ascribed to it in the Lease.

     B. In accordance with the Lease, the parties desire to confirm certain matters with respect to the Lease and the Premises.

     Therefore, the parties agree as follows:

     1. Landlord's Work has been accepted by Tenant as being substantially complete in accordance with the Lease.

     2. Tenant has possession of the Premises and the Initial Term commenced _______________, 1994 for a term of approximately five (5) years, ending on
_______________, 1999.

     3. Rent commenced to accrue on _____________, 1994, and the initial amount of monthly Basic Rent is $______________.

     4. The rentable square footage of the Premises is __________, measured in accordance with the terms of the Lease. The Adjusted Load Factor is ______%, and Tenant's percentage share (as defined in the Lease) is _____%.


LANDLORD:                    PROVIDENT LIFE AND ACCIDENT INSURANCE
                             COMPANY, a Tennessee corporation


                             By:
                                 ------------------------------------
                             Its:
                                 ------------------------------------


TENANT:                      MEGABIOS CORP., a California corporation



                             By:
                                 ------------------------------------
                             Its:
                                 ------------------------------------

                                   EXHIBIT C

                                  1994 BUDGET

                                DIRECT EXPENSES

         Miscellaneous General and Administration    $  5,395+
         Management Fees                               42,775+
         Legal Fees (for Property Tax Appeals)          6,000+
                                                            0+
*        Electricity                                  195,775-
*        Gas                                           62,450-
         Water/Sewer                                   19,224+
*        Janitorial Services                           44,865-
*        Janitorial Supplies                            7,560-
*        Keys and Locks                                 2,340-
         Pest Control                                   1,700+
         Plant Maintenance (Interior Landscaping)       2,100+
         Salaries (Maintenance Person)                 29,950+
         Window Cleaning                                1,000+
         Building Repair-Electrical/Lighting            1,500+
         Building Repair-Plumbing                       1,800+
         Building Repair-Roof                           1,000+
         Building Repair-Signs                          1,440+
         Other Building Repairs (New)                   2,400+
         Hardware Supplies                              1,425+
**       Mechanical Equipment-Elevator Maintenance        840x
**       Mechanical Equipment-Elevator Repair             400x
***      HVAC Maintenance                               9,720+
***      HVAC Repairs                                   9,726+
         Other Equipment Maintenance/2/                 1,040+
         Other Equipment Repairs/3/                       400+
         Ground Supplies and Equipment                  4,800+
         Landscape Contracts                           14,640+
                                                            0+
         Parking Lot Lighting                             600+
         Paving/Sidewalk Repairs                            0+
         Striping                                           0+
         Sweeping                                       1,800+
         Security                                       3,360+
         Trash Removal                                 29,465+
         Insurance                                     10,500+
         Real Estate Taxes                            109,140+
                                                      --------

         TOTAL DIRECT EXPENSES                        $627,130
                                                      --------

TOTAL 1994 BUDGETED DIRECT EXPENSES FOR PURPOSES OF
THIS LEASE PURSUANT TO PARAGRAPH 6(C)                 $293,454
                                                      --------

DIRECT EXPENSES PER RENTABLE SQ. FT. PER MONTH FOR THE PROJECT:
(293,454/152,297/12) = $0.16057

* These expenses will be paid separately by Tenant to vendors (not paid by Landlord and reimbursed by Tenant to Landlord).

** Landlord excludes there expenses and will not be reimbursed by Tenant for them.

*** These expenses will be paid separately by Tenant to vendors(s); however, Tenant may choose to use same vendor as Landlord to obtain a better rate.

     /2/Quarterly fire sprinkler inspections required by Fire Marshall and fire extinguisher service in common areas.

     /3/Repairs to fire sprinkler equipment.

                                   EXHIBIT D

                    RULES AND REGULATIONS FOR THE BUILDING
                   ATTACHED TO AND MADE A PART OF THIS LEASE

    1. Except as provided or required by Landlord in accordance with building standards, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed, painted or affixed by Tenant on or to any part of the Building or exterior of the Premises leased to Tenants or to the door or doors thereof without the written consent of Landlord first obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

    2. Except as provided or required by Landlord in accordance with Building standards, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises.

    3. The bulletin board or directory of the building shall be used primarily for display of the name and location of Tenants and Landlord reserves the right to exclude any other names therefrom, to limit the number of names associated with Tenants to be placed thereon and to charge for names associated with Tenants to be placed thereon at rates applicable to all Tenants.

    4. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by Tenants or used by them for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof of the Building are not for the use of the general public and Landlord in all cases reserves the right to control the same and prevent access thereto by all persons whose presence, in the judgment of the Landlord, is or may be prejudicial to the safety, character, reputation or interests of the Building and its Tenants; provided however, that Landlord shall not prevent such access to persons with whom Tenants deal in the ordinary course of business unless such persons are engaged in illegal activities. No person shall go upon the roof of the Building unless expressly so authorized by Landlord.

    5. Tenants shall not alter any lock nor install any new or additional locks or any bolts on any interior or exterior door of any Premises leased to tenant.

    6. The doors, windows, light fixtures and any lights or skylights that reflect or admit light into halls or other places of the Building shall not be covered or obstructed. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown or placed therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, cause such expense.

    7. Tenants shall not mark, drive nails, screw or drill into the walls, woodwork or plaster or in any way deface the Building or any Premises leased to Tenant.

    8. Furniture, freight or equipment of every kind shall be moved into or out of the building only at such times and in such manner as Landlord shall designate. Landlord may prescribe and limit the weight, size and position of all equipment to be used by Tenants, other than standard office desks, chairs and tables and portable office machines. Safes and other heavy equipment shall, if considered necessary by Landlord, stand on wood strips of such thickness as Landlord deems necessary to distribute properly the weight thereof. All damage to the Building or Premises occupied by Tenants caused by moving or maintaining any property of a Tenant shall be repaired at the expense of such Tenant.

    9. No Tenant shall employ any person, other than the janitor provided by Landlord, for the purposes of cleaning the Premises occupied by such Tenant unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person shall be permitted to enter the Building for the purpose of cleaning the same. Tenants shall not cause any unnecessary labor by carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to any Tenant for loss of property on the Premises, however occurring, or for any damage to the property of any Tenant caused by the employees or independent contractors of Landlord or by any other person. Janitor service will not be furnished when rooms are occupied during the regular hours when janitor service is provided. Window cleaning shall be done only at the regular and customary times determined by Landlord for such services.

    10. No Tenant shall sweep or throw or permit to be swept or thrown any dirt or other substance into any of the corridors, halls or elevators or out of the doors or stairways of the Building; use or keep or permit to be used or kept any foul or noxious gas or substance; permit or suffer the Premises occupied by such Tenant to be occupied or used in a manner offensive or objectionable to Landlord or other Tenants by reason of noise, odors or vibrations; interfere in any way with other Tenants or persons having business in the Building; or bring or keep or permit to be brought or kept in the Building any animal life form, other than human, except seeing-eye dogs when in the company of their masters.

    11. No cooking shall be done or permitted by Tenants in their respective Premises, nor shall Premises occupied by Tenants be used for the storage of merchandise, washing clothes, lodging, or any improper, objectionable or immoral purposes.

    12. No Tenant shall use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of customary office equipment, or, without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. No Tenant shall use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other Tenants or those having business therein. Tenant must comply with any government imposed codes and regulations concerning the use or storage of any substances on the Premises.

    13. No boring or cutting for telephone or electric wires shall be allowed without the consent of Landlord and any such wires permitted shall be introduced at the place and in the manner described by Landlord. The location of telephones, speakers, fire extinguisher and all other office equipment affixed to Premises occupied by Tenants shall be subject to the approval of Landlord. Each Tenant shall pay all expenses incurred in connection with the installation of its equipment, including any telephone and electricity distribution equipment.

    14. Upon termination of occupancy of the Building, each Tenant shall deliver to Landlord all keys furnished by Landlord, and any reproductions thereof made by or at the direction of such Tenant, and in the event of loss of any keys furnished to Tenant shall pay Landlord therefor.

                                 (Page 1 of 3)

    15. No Tenant shall affix any floor covering in any manner except as approved by the Landlord. The expense of repairing any damage caused by removal of any such floor covering shall be borne by the Tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

    16. No mail, furniture, packages, supplies, equipment, merchandise or deliveries of any kind will be received in the building or carried up or down in the elevators except between such hours and in such elevators as shall be designated by Landlord.

    17. On Saturdays, Sundays and legal holidays and between the hours of 6:00 p.m. and 8:00 a.m., access to the Building may be refused unless the person seeking access is known to the person charged with responsibility for the safety and protection of the Building and has a pass or is properly identified. In no case shall Landlord by liable for any loss or damage for any error with respect to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement or other commotion and at such times as Landlord deems necessary for the safety and protection of the Building, its Tenants and all property located therein, Landlord may prohibit and prevent access to the Building by all persons by any means Landlord deems appropriate.

    18. Each Tenant shall see that the exterior doors of its Premises are closed and securely locked on Sundays and legal holidays and not later than 6:00 p.m. of each other day each Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off each day before its Premises are left unoccupied and that all electricity or gas shall likewise be carefully shut off so as to prevent waste or damage to Landlord or to other Tenants of the Building.

    19. Landlord may exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

    20. The requirements of Tenants will be attended to only upon application to Landlord at the office of the Building. Employees of Landlord shall not perform any work outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord shall be required to admit any person (Tenant or otherwise) to any Premises in the Building.

    21. No vending or food or beverage dispensing machine or machines of any description shall be installed, maintained or operated upon any Premise in the Building without the written permission of the Landlord.

    22. Landlord, without notice and without liability to any Tenant, at any time may change the name or the street address of the Building.

    23. The word "Building" as used in these rules and regulations means the Building of which a part of the Premises are leased pursuant to the Lease to which these rules and regulations are attached. Each Tenant shall be liable to Landlord and to each other Tenant of the Building for any loss, cost, expense, damage or liability, including attorneys' fees, caused or occasioned by the failure of such first named Tenant to comply with these rules, but Landlord shall have no liability for such failure or for failing or being unable to enforce compliance therewith by any Tenant and such failure by Landlord or non-compliance by any other Tenant shall not be a ground for termination of the Lease to which these rules and regulations are attached by the Tenant thereunder.

    24. Carpet protector pads shall be used by all desk stations.

    25. Each Tenant shall maintain the portions of its Premises which are visible from the outside of the Building or from hallways or other public areas of the Building, in a neat, clean and orderly condition.

    26. No Tenant shall tamper with or attempt to adjust the temperature control thermostats in its Premises. Landlord shall adjust such thermostats as required to maintain heat and air-conditioning at the Building standard temperature.

    27. All requests for air-conditioning or heating during hours when such services are not normally furnished by Landlord must be submitted in writing to the Building management office by 2:00 p.m. on the preceding Thursday for weekend service, and by 9:00 a.m. on the preceding business day for holiday service.

    28. No Tenant shall place any items whatsoever on the roof or balcony areas of the Building without prior written consent of Landlord.

    29. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without prior written consent of Landlord. In any event, with the prior written consent of Landlord, such items shall be installed on the office side of the Landlord's standard window covering and shall in no way be visible from the exterior of the Building.

    30. No Tenant shall obtain or use in the Premises ice, drinking water, food, beverage, towel or other similar services, except at such reasonable hours and under reasonable regulations as may he fixed by the Landlord.

    3l. Except with the prior written consent of Landlord, no Tenant shall sell, or permit the sale at retail, of newspapers, magazines, periodicals, tickets or any other goods or merchandise to the general public in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, notary, typewriting or similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises of any Tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such Tenant's Lease.

    32. No Tenant shall install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building.

    33. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any Tenant into the Building or kept in or about the Premises.

    34. Each Tenant shall store all its trash and garbage within its Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Burlingame without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purpose and at such times as Landlord shall designate.

                                 (Page 2 of 3)

    35. Canvassing, peddling, soliciting, and distribution of handbills or any other written materials in or about the Building are prohibited, and each tenant shall cooperate to prevent same.

    36. While in the Building, Tenant's contractors shall be subject to and under the control and direction of the manager of the Building or the Building Engineer (but not as an agent or employee of Landlord or said manager or engineer).

    37. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations against any or all of the Tenants of the Building.

    38. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any Lease of Premises in the Building.

    39. Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

                                 (Page 3 of 3)